As filed with the Securities and Exchange Commission on July 3, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HALEON PLC
(Exact name of Registrant as specified in its charter)
England and Wales
(State or other jurisdiction of
incorporation or organization)
Not Applicable
(I.R.S. Employer
Identification Number)
Building 5, First Floor, The Heights, Weybridge, Surrey,
KT13 0NY, United Kingdom
Tel: +44 1932 959500
(Address and telephone number of Registrant’s principal executive offices)
Haleon US Capital LLC (Exact name of Registrant as specified in its charter)	Haleon UK Capital plc (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	England and Wales (State or other jurisdiction of incorporation or organization)
87-1460855 (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)
184 Liberty Corner Road, Suite 200 Warren, NJ 07059 Tel. No.: +1 908-293-4000 (Address and telephone number of Registrant’s principal executive offices)	Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom Tel: +44 1932 959500 (Address and telephone number of Registrant’s principal executive offices)
Haleon US Capital LLC
184 Liberty Corner Road, Suite 200,
Warren NJ 07059, United States
Telephone: +1 908 293 4000
(Name, address and telephone number of agent for service)
Please send copies of all communications to:
John Horsfield-Bradbury Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN, United Kingdom Tel.: +44 20 7959 8900	Bjarne P. Tellmann Senior Vice President and General Counsel Haleon plc Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom Tel: +44 1932 959500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
HALEON US CAPITAL LLC
HALEON UK CAPITAL PLC
Guaranteed Debt Securities
Fully and unconditionally guaranteed by
HALEON PLC
HALEON PLC
Ordinary Shares
in the form of ordinary shares or American depositary shares
and
3,319,371,012 Ordinary Shares, and 295,506,362 American Depositary Shares,
representing 591,012,724 Ordinary Shares by the Selling Securityholders
(as defined herein)
Haleon US Capital LLC (the “U.S. Issuer”) or Haleon UK Capital plc (the “U.K. Issuer” and, together with the U.S. Issuer, the “Issuers”) may use this prospectus to offer from time to time guaranteed debt securities (the “Debt Securities”). Haleon plc may use this prospectus to offer from time to time ordinary shares (“Ordinary Shares”), directly or in the form of American depositary shares (“ADSs”).
In addition, the selling securityholders named in this prospectus (including their successors in interest and permitted transferees from time to time, the “Selling Securityholders”) may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of (i) 3,319,371,012 of our Ordinary Shares and (ii) 295,506,362 of our ADSs, representing 591,012,724 Ordinary Shares, in each case that are held by the Selling Securityholders as of the date of this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement, or vice versa. Our registration of the Ordinary Shares and ADSs covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Ordinary Shares or ADSs covered by this prospectus. The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of these securities in a number of different ways, including on any stock exchange, market or trading facility on which the securities are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Securityholders and the times and manners in which they may offer and sell these securities are described under the sections entitled “Selling Securityholders” and “Plan of Distribution” in this prospectus. While we will bear certain costs, expenses and fees in connection with the sale of these securities by the Selling Securityholders as set out in the section entitled “Plan of Distribution” in this prospectus, we will not receive any of the proceeds from the sale of these securities by the Selling Securityholders.
Haleon’s Ordinary Shares are admitted to trading on the London Stock Exchange (“LSE”) under the symbol “HLN.” Haleon’s ADSs, each representing two Ordinary Shares, are listed on the New York Stock Exchange (“NYSE”) under the symbol “HLN.”
You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We or the Selling Securityholders may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement. The addresses and telephone numbers of our principal executive offices are set forth on page 14.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated July 3, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed on Form F-3 with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, the Selling Securityholders may, from time to time, offer and sell, in one or more offerings pursuant to this prospectus, up to an aggregate of (i) 3,319,371,012 of our Ordinary Shares and (ii) 295,506,362 of our ADSs, representing 591,012,724 Ordinary Shares, in each case that are held by the Selling Securityholders as of the date of this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement, or vice versa. This prospectus provides you with a general description of the securities we or the Selling Securityholders may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us,” carefully before you invest. We have not, and the Selling Securityholders have not, authorized anyone to provide you with any information or to make any representation other than those contained in this prospectus or in any free writing prospectuses we have prepared. The information contained in this prospectus is current only as of the date on the front cover of the prospectus, regardless of the time of delivery or of any sale of our securities.
No offer of these securities will be made in any jurisdiction where the offer is not permitted.
Unless the context indicates otherwise, the terms “Haleon” or the “Company” refer to Haleon plc, and “the Group,” “we,” “our,” “us” or like terms, when used in the context of any period prior to the Company’s separation from the GSK plc group of companies (“Separation”) (including, for the avoidance of doubt, the periods covered by the consolidated financial statements for the years ended December 31, 2022, 2021 and 2020 incorporated by reference herein), refer to Haleon UK Holdings (No. 2) Limited (formerly known as GlaxoSmithKline Consumer Healthcare Holdings (No. 2) Limited), the holding company of Haleon’s business prior to Separation (“CH JVCo”), together with its consolidated subsidiaries and subsidiary undertakings from time to time, and when used in the context of any period following Separation, refer to the Company together with its consolidated subsidiaries and subsidiary undertakings from time to time.
References to “Pounds Sterling,” “pence,” “£” or “p” are to the lawful currency of the United Kingdom (the “U.K.”), references to “€” are to the common currency of the European Monetary Union, and references to “USD,” “$” or “cents” are to the lawful currency of the United States (the “U.S.”).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements” (including for purposes of the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements give Haleon’s current expectations and projections about future events, including strategic initiatives and future financial condition and performance, and so Haleon’s actual results may differ materially from what is expressed or implied by such forward-looking statements. Forward-looking statements sometimes use words such as “expects,” “anticipates,” “believes,” “targets,” “plans,” “intends,” “aims,” “projects,” “indicates,” “may,” “might,” “will,” “should,” “potential,” “could” and words of similar meaning (or the negative thereof). All statements, other than statements of historical facts, included in this presentation are forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to future actions, prospective products or product approvals, delivery on strategic initiatives (including but not limited to acquisitions, realizations of efficiencies and responsible business goals), future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results.
Any forward-looking statements made by or on behalf of Haleon speak only as of the date they are made and are based upon the knowledge and information available to Haleon on the date of this prospectus. These forward-looking statements and views may be based on a number of assumptions and, by their nature, involve known and unknown risks, uncertainties and other factors because they relate to events and depend on circumstances that may or may not occur in the future and/or are beyond Haleon’s control or precise estimate. Such risks, uncertainties and other factors that could cause Haleon’s actual results, performance or achievements to differ materially from those in the forward-looking statements include, but are not limited to, the following:
•
The Group operating in a highly competitive market and challenges in executing the Group’s marketing and sales strategy;

•
Disruptions in the global supply chain impacting the Group’s business results;

•
Increasing dependence on key retail customers, changes in the policies of the Group’s retail customers, the emergence of alternative retail channels and the rapidly changing retail landscape;

•
The Group’s ability to develop and commercialize new products effectively;

•
Failure to retain key talent or attract new talent;

•
Damage to the Group’s reputation;

•
Failure to respond effectively to the challenges raised by climate change and other sustainability matters;

•
The Group’s ability to sufficiently protect its intellectual property rights or avoid claims of infringement on the intellectual property rights of others;

•
The Group incurring liabilities or being forced to recall products as a result of real or perceived product quality or other product-related issues;

•
Cyber security incidents, data breaches or failures of a key information technology system;

•
The Group’s reliance on third parties in many aspects of its business;

•
Challenges in the Group’s successful acquisition and integration of other businesses, licensing rights to technologies or products, forming and managing alliances, or divesting of businesses;

•
Risks relating to the Group’s leverage and debt service obligations;

•
Impairments in the Group’s goodwill and indefinite-life assets;

•
Risks relating to the regulation and perception of the ingredients the Group uses in its products;

•
Market fluctuations and general economic conditions, including inflationary pressures and increased interest rates;

•
Risks related to litigation, disputes and regulatory investigations;

•
Risks associated with significant international operations;

•
Volatility in material and other costs;

•
The effects of Russia’s invasion of Ukraine;

•
Any failure to comply with regulation regarding the use of personal data;

•
Risks relating to fluctuations in currency exchange rates and related hedging activities;

•
The payment of additional amounts in tax as a result of challenges or disputes relating to the Group’s determinations with respect to the application of tax law;

•
Changes in the tax systems of the countries in which the Group operates;

•
The Group’s indemnification obligations in favor of GSK plc (“GSK”) and the Pfizer Group (as defined below);

•
The Group’s tax covenants may restrict the Group’s ability to engage in certain transactions; and

•
Other risk factors set forth in our most recent Annual Report and Form 20-F from time to time or in an applicable prospectus supplement.

Forward-looking statements should, therefore, be construed in light of such risk factors and undue reliance should not be placed on forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under “Group Information — Risk Factors” on pages 202 to 210 in our Annual Report and Form 20-F for the financial year ended December 31, 2022 (the “2022 Annual Report”), which is incorporated by reference herein, and “Risk Factors” beginning on page 4 of this prospectus.
Except as may be required by applicable legal or regulatory obligations, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult any additional disclosures that Haleon may make in any documents which it publishes and/or files with the SEC and take note of these disclosures, wherever you are located.
No statement in this document is or is intended to be a profit forecast or profit estimate.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Risks Relating to the Group
Please see the section entitled “Group Information — Risk Factors” contained in the 2022 Annual Report, which is incorporated by reference herein, or similar sections in subsequent filings incorporated by reference in this prospectus, for risk factors related to our business.
Risks Relating to the Ordinary Shares and ADSs
An active trading market for the Ordinary Shares and the ADSs may not be sustained
Prior to admission to trading, there was no public trading market for the Ordinary Shares and the ADSs. The Ordinary Shares were admitted to the premium listing segment of the Official List of the FCA and admitted to trading on the main market for listed securities of the LSE on July 18, 2022, and the ADSs began regular-way trading on the NYSE on July 22, 2022. However, the Company can give no assurance that an active trading market for the Ordinary Shares and the ADSs will be sustained. If an active trading market is not sustained, the liquidity and trading price of the Ordinary Shares and the ADSs could be materially and adversely affected.
The Pfizer Group retained a significant interest in the Company immediately after Separation and its interests may differ from those of the other holders of the Ordinary Shares and the ADSs
Pfizer Inc. (“Pfizer,” and together with its subsidiaries and subsidiary undertakings from time to time, the “Pfizer Group”) retains, as of the date of this prospectus, a significant interest in the Company, including 32 per cent. of the Ordinary Shares (including interests in Ordinary Shares held indirectly through holdings of ADSs) and thus of the voting rights of the Company. As a result, the Pfizer Group possesses sufficient voting power to exercise significant influence over all matters requiring shareholder approval, including the election or removal of directors and advisers, the declaration of dividends, whether to accept the terms of a takeover offer and other matters to be determined by the Haleon shareholders.
In addition, the Pfizer Group has the right to nominate two persons to be appointed to the Board as representative directors for so long as it continues to hold 20 per cent. or more of the Ordinary Shares in issue and a right to nominate one person to be appointed to the Board as a representative director for so long as it continues to hold less than 20 per cent. but at least 10 per cent. of the Ordinary Shares in issue. As at the date of this prospectus, the Pfizer Group has nominated Bryan Supran, who became a director on the admission of the Ordinary Shares to the premium listing segment of the Official List of the Financial Conduct Authority of the U.K. (the “Official List” and the “FCA,” respectively) and to trading on the LSE’s main market for listed securities, which occurred on July 18, 2022 (the “U.K. Admission”), and David Denton, who became a director on March 1, 2023. In exercising its voting rights, the Pfizer Group may be motivated by interests that differ from those of the other holders of the Ordinary Shares and the ADSs and the interests of the Pfizer Group could conflict with or differ from the Company’s interests. The Company has entered into an agreement (the “Pfizer Relationship Agreement”) to regulate its relationship with the Pfizer Group following Separation and, in particular, to help ensure that the Company will be capable of operating and making decisions for the benefit of Haleon shareholders as a whole and independently of the Pfizer Group. Notwithstanding the Pfizer Relationship Agreement, the concentration of ownership in the Pfizer Group may have the effect of delaying, deferring or preventing a change of control of the Company or impeding a merger, takeover or other business combination which may otherwise be favorable for the Company or the Group. This in turn could have a material adverse effect on the trading price of the Ordinary Shares and the ADSs.

So long as the Pfizer Group continues to own, whether directly or indirectly, a significant amount of the equity of the Company, the Pfizer Group will continue to be able to substantially influence the Group’s ability to enter into any corporate transactions.
There can be no assurance that dividends will be paid to holders of Ordinary Shares and ADSs
The Company is not obliged to, and may determine not to, pay dividends. If it determines that it will pay dividends, there can be no assurance that it will determine to or be able to pay dividends in the future. Under English company law, a company can only pay dividends to the extent that it has distributable reserves and cash available for this purpose. As a holding company, the Company’s ability to pay dividends in the future will be affected by a number of factors, including having sufficient distributable reserves (see also “Risks relating to the Group’s leverage and debt service obligations” in the 2022 Annual Report, which is incorporated by reference herein) and its ability to receive sufficient dividends from subsidiaries.
The ability of companies within the Group to pay dividends and the Company’s ability to receive distributions from its investments in other entities are subject to restrictions, including, but not limited to, the existence of sufficient distributable reserves and cash. Any of the foregoing could have a material adverse effect on the market price of the Ordinary Shares and the ADSs.
The market price of the Ordinary Shares and the ADSs may fluctuate
Holders of the Ordinary Shares and the ADSs should be aware that the value of an investment in the Group may fluctuate and could be highly volatile. The price at which Ordinary Shares and ADSs may be quoted and the price which investors may realize for their Ordinary Shares and ADSs will be influenced by a large number of factors, some specific to the Group and its operations, and some which may affect the Group’s industry as a whole, other comparable companies or publicly traded companies as a whole.
Such factors, including actual or anticipated fluctuations in the financial performance of the Group and its competitors, market fluctuations and/or factors generally affecting consumers could lead to the market price of the Ordinary Shares and the ADSs fluctuating.
Future sales of Ordinary Shares and ADSs, or the perception such sales might occur, could depress the market price of the Ordinary Shares and the ADSs
As of the date of this prospectus, GSK and certain of its controlled undertakings held an aggregate of 10.35 per cent. of the Company’s issued share capital and Pfizer held 32 per cent. of the Company’s issued share capital.
The Ordinary Shares owned by GSK and Pfizer are subject to certain lock-up restrictions, and may be subject to further lock-up restrictions in the future. Following the expiration of any applicable lock-up period, or the waiver of such lock-up restrictions, GSK and Pfizer will be able to sell their respective Ordinary Shares. During the period immediately prior to expiration of, and following the periods of sales restrictions provided for by these lock-up arrangements, the market price for the Ordinary Shares and the ADSs may fall in anticipation of a sale of Ordinary Shares.
The perception that sales of Ordinary Shares by GSK and Pfizer could occur may materially and adversely affect the market price of the Ordinary Shares and the ADSs. This may make it more difficult for holders of the Ordinary Shares and ADSs to sell the Ordinary Shares and the ADSs, respectively, at a time and price that they deem appropriate, and could also impede the Company’s ability to issue equity securities in the future.
The Company may decide to offer additional Ordinary Shares (including in the form of ADSs) in the future, diluting the interests of existing holders of Ordinary Shares and ADSs and potentially materially and adversely affecting the market price of Ordinary Shares and ADSs
Other than pursuant to employee share plans, the Company has no current plans for an offer of shares (including in the form of ADSs). However, if the Company decides to offer additional Ordinary Shares (including in the form of ADSs) or other securities convertible into Ordinary Shares in the future, including as consideration for any acquisitions, this could dilute the interests of existing holders of the Ordinary

Shares and the ADSs and/or have an adverse impact on the market price of Ordinary Shares and ADSs, as could the public perception that such an offering may occur.
Holders of the Ordinary Shares and the ADSs may not be able to exercise pre-emption rights or participate in certain future issues of Ordinary Shares
In the case of a future allotment of new Ordinary Shares for cash, existing Haleon shareholders have certain statutory pre-emption rights, unless those rights are disapplied by a special resolution of the Haleon shareholders at a general meeting. An issue of new Ordinary Shares not for cash or when pre-emption rights have been disapplied could dilute the interests of the then-existing Haleon shareholders.
Securities laws of certain jurisdictions may restrict the Company’s ability to allow participation by Haleon shareholders in future offerings. In particular, shareholders in the U.S. and holders of the ADSs may not be entitled to exercise these rights, unless either the Ordinary Shares, the ADSs and any other securities that are offered and sold are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Ordinary Shares, the ADSs and such other securities are offered pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Company cannot assure prospective investors it will register any such offers or sales under the Securities Act, that any exemption from the securities law requirements would be available to enable U.S. or other Haleon shareholders or holders of the ADSs to exercise their pre-emption rights or, if available, that the Company will utilize any such exemption.
The ability of holders of the Ordinary Shares and the ADSs outside the U.K.to bring actions or enforce judgments against the Company or its directors may be limited
The ability of holders of the Ordinary Shares and the ADSs outside the U.K. to bring an action against the Company may be limited under law. The Company is a public limited company incorporated in England and Wales. The rights of holders of the Ordinary Shares are governed by English law and by the articles of association of the Company from time to time (the “Articles of Association”). The rights of holders of the ADSs are governed by the deposit agreement entered into between the Company, JPMorgan Chase Bank N.A., as depositary (the “Depositary”), and all holders and beneficial owners from time to time of ADSs issued thereunder (the “Deposit Agreement”). See “— Holders of the ADSs are not treated as holders of the Ordinary Shares” below. The rights of holders of the Ordinary Shares differ from the rights of shareholders in typical U.S. corporations and some other non-U.K. companies. In particular, English law currently limits significantly the circumstances under which the shareholders of English companies may bring derivative actions. Under English law, in most cases, only the Company may be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongful acts committed against it and, generally, neither an individual shareholder, nor any group of shareholders, has any right of action in such circumstances. English law does not afford appraisal rights to dissenting shareholders in the form typically available to shareholders in a U.S. company. In addition, it may not be possible for holders of the Ordinary Shares and the ADSs outside the U.K. to enforce any judgments in civil or commercial matters or any judgments in securities laws of countries other than the U.K. against some or all of the directors or executive officers of the Company who are resident in the U.K. or countries other than those in which judgment is made.
Haleon shareholders outside the U.K. may be subject to exchange rate risk
The Ordinary Shares are, and any dividends to be paid in respect of them will be, denominated in Pounds Sterling. An investment in Ordinary Shares by an investor whose principal currency is not Pounds Sterling exposes the investor to foreign currency exchange rate risk. Any depreciation of Pounds Sterling in relation to such foreign currency will reduce the value of the investment in the Ordinary Shares or any dividends in foreign currency terms.
Holders of the ADSs are not treated as holders of the Ordinary Shares
Holders of the ADSs are not treated as holders of the Ordinary Shares, unless they withdraw the Ordinary Shares underlying such ADSs in accordance with the Deposit Agreement and applicable laws and regulations. The Depositary is the holder of the Ordinary Shares underlying the ADSs. Holders of the

ADSs therefore do not have any rights as holders of the Ordinary Shares, other than the rights that they have pursuant to the Deposit Agreement. See “Description of American Depositary Shares.”
Holders of the ADSs will not have the same voting rights as the holders of the Ordinary Shares and may not receive voting materials in time to be able to exercise their right to vote
Except as described in this prospectus and the Deposit Agreement, holders of the ADSs will not be able to exercise voting rights attaching to the Ordinary Shares represented by the ADSs. Under the terms of the Deposit Agreement, the Depositary irrevocably appoints each holder of ADSs on the voting record date fixed by the Depositary in respect of any meeting at which holders of the Ordinary Shares are entitled to vote as its proxy to attend, vote and speak at the relevant meeting in respect of the Ordinary Shares represented by their ADSs. Accordingly, holders of the ADSs may (i) attend, vote and speak at a meeting of Haleon shareholders as the proxy of the Depositary, (ii) appoint any other person as the substitute proxy or (iii) renounce the proxy initially provided by the Depositary and instruct the Depositary to vote the Ordinary Shares underlying their ADSs (see “Description of American Depositary Shares — Voting”). Otherwise, holders of the ADSs will not be able to exercise their right to vote unless they withdraw the Ordinary Shares underlying ADSs to vote them in person or by proxy in accordance with applicable laws and regulations and the Articles of Association. Even so, holders of ADSs may not know about a meeting far enough in advance to withdraw those Ordinary Shares.
As soon as practicable after receipt of notice of any meeting at which Haleon shareholders are entitled to vote, or of solicitation of consents or proxies from Haleon shareholders, the Depositary shall fix the voting record date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall, distribute to the holders of ADSs on such voting record date, among other things, such information as is contained in such notice of meeting or in the solicitation materials and a statement as to the manner in which holders of ADSs may exercise their right to vote.
We cannot guarantee that holders of ADSs will receive the voting materials with sufficient time to enable such holders to instruct the Depositary to vote the Ordinary Shares underlying their ADSs or for the holders of ADSs to arrange to attend, vote and/or speak at the relevant meeting.
A shareholder is only entitled to participate in, and vote at, the meeting of shareholders, provided that it holds the Ordinary Shares as of the record date set for such meeting and otherwise complies with our Articles of Association. In addition, the Depositary’s liability to holders of ADSs for failing to execute voting instructions or for the manner of executing voting instructions is limited by the Deposit Agreement. As a result, holders of ADSs may not be able to exercise their right to give voting instructions or to vote in person or by proxy and they may not have any recourse against the Depositary or us if their Ordinary Shares are not voted as they have requested or if the Ordinary Shares underlying their ADSs cannot be voted.
Holders of the ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying Ordinary Shares
ADSs are transferable on the books of the Depositary. However, the Depositary may close its books at any time or from time to time when it deems expedient. The Depositary may refuse to deliver, transfer or register transfers of ADSs generally when the Company’s books or the books of the Depositary are closed, or at any time if the Company or the Depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the Deposit Agreement, or for any other reason, subject to the right of holders of ADSs to cancel their ADSs and withdraw the underlying Ordinary Shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying Ordinary Shares may arise because the Depositary has closed its transfer books or the Company has closed its transfer books in connection with voting at a shareholders’ meeting or the payment of a dividend on Ordinary Shares. In addition, holders of ADSs may not be able to cancel their ADSs and withdraw the underlying Ordinary Shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Ordinary Shares or other deposited securities. See “Description of American Depositary Shares.”

Holders of the ADSs may not receive distributions on the underlying Ordinary Shares or any value for them if it is illegal or impractical to make them available to holders of the ADSs
The Depositary has agreed to pay to holders of ADSs any cash dividends or other distributions it or the custodian receives on the Ordinary Shares or other deposited securities after deducting its fees and expenses.
Holders of ADSs will receive these distributions in proportion to the number of the Ordinary Shares that the respective ADSs represent. However, in accordance with the limitations set forth in the Deposit Agreement, it may be unlawful or impractical to make a distribution available to holders of ADSs. The Company has no obligation to take any other action to permit distribution on the ADSs, the Ordinary Shares, rights or anything else to holders of the ADSs. This means that holders of ADSs may not receive the distributions the Company makes on the Ordinary Shares or any value from them if it is unlawful or impractical to make them available to holders of ADSs. These restrictions may have an adverse effect on the value of the ADSs.
Holders of ADSs may not be entitled to a jury trial with respect to claims arising under the Deposit Agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action
The Deposit Agreement provides that, to the fullest extent permitted by law, holders of ADSs irrevocably waive the right to a jury trial with respect to any claim that they may have against us or the Depositary arising out of or relating to the Ordinary Shares, the ADSs or the Deposit Agreement, including any claim under the U.S. federal securities laws.
If we or the Depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Deposit Agreement and the ADSs. It is advisable that you consult your legal counsel regarding the jury waiver provision before entering into the Deposit Agreement.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the Depositary in connection with matters arising under the Deposit Agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the Depositary. If a lawsuit is brought against us or the Depositary under the Deposit Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Deposit Agreement with a jury trial. No condition, stipulation or provision of the Deposit Agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the Depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Forum selection provisions in the Deposit Agreement could limit the ability of holders of ADSs to obtain a favorable judicial forum for disputes with the Company and the Depositary
The Deposit Agreement provides that, by holding or owning an American depositary receipt (“ADR”) or ADS or an interest therein, holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act, may be only instituted in the U.S. District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the U.S. District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the U.S. District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). The enforceability of similar federal court choice of forum provisions has been challenged in legal proceedings in the U.S., and it is possible that a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents that are relevant to the filing of such lawsuits. If a court were to find the federal choice of forum provision contained in the Deposit Agreement to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. If upheld, the forum selection clause in the Deposit Agreement, may limit the ability of holders of ADSs to bring a claim against the Company and/or the Depositary in their preferred judicial forum, and this limitation may discourage such lawsuits. In addition, the Securities Act provides that both federal and state courts have jurisdiction over suits brought to enforce any duty or liability under the Securities Act or the rules and regulations thereunder. Accepting or consent to this forum selection provision does not constitute a waiver by a holder of ADSs of compliance with federal securities laws and the rules and regulations thereunder. A holder of ADSs may not waive compliance with federal securities laws and the rules and regulations thereunder.
Risks Relating to the Debt Securities and Guarantees
Risks Relating to the Debt Securities
The Debt Securities lack a developed trading market, and such a market may never develop
Each of the U.S. Issuer and the U.K. Issuer may issue Debt Securities, in each case guaranteed by the Company, hereunder in different series with different terms in amounts that are to be determined. Debt Securities may be listed on the NYSE or another recognized stock exchange, but such listing may not occur by the time of delivery of the Debt Securities or at all. Further, there can be no assurance that an active trading market will develop for any series of Debt Securities even if we list the series on a securities exchange. There can also be no assurance regarding the ability of holders of Debt Securities to sell their Debt Securities or the price at which such holders may be able to sell their Debt Securities. If a trading market were to develop, the Debt Securities could trade at prices that may be higher or lower than the initial offering price, which may result in a return that is greater or less than the interest rate on the Debt Security, in each case depending on many factors, including, among other things, prevailing interest rates, the Company’s financial results, any decline in the Company’s credit worthiness and the market for similar securities.
Any underwriters, broker-dealers or agents that participate in the distribution of the Debt Securities may make a market in the Debt Securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the Debt Securities or that an active public market for the Debt Securities will develop.
The Debt Securities are subject to redemption by the U.S. Issuer and the U.K. Issuer
An optional redemption feature is likely to limit the market value of the Debt Securities. During any period when the U.S. Issuer or the U.K. Issuer may elect to redeem Debt Securities, the market value of those Debt Securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.
The U.S. Issuer or the U.K. Issuer, as applicable, may be expected to redeem Debt Securities when their cost of borrowing is lower than the interest rate on the Debt Securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Debt Securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.
Alternatively, Debt Securities may be issued with no maturity date and the U.S. Issuer or the U.K. Issuer are under no obligation to redeem such Debt Securities and the holders of such Debt Securities have no right to call for their redemption (save as permitted pursuant to the relevant prospectus supplement).

There is no restriction on the amount or type of further securities or indebtedness that Haleon or its subsidiaries may issue, incur or guarantee
There is no restriction on the amount or type of further securities or indebtedness that the Company or its subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the Debt Securities. Furthermore, the terms of the Indenture permit the Company or its subsidiaries to incur secured debt. The Debt Securities would be effectively subordinated to any secured indebtedness or other liabilities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Debt Securities upon bankruptcy, liquidation or reorganization, and may limit our ability to meet obligations under the Debt Securities or guarantees. In addition, the Debt Securities do not contain any restriction on the Company or its subsidiaries issuing securities that may have preferential rights to the Debt Securities or securities with similar or different provisions to those described herein.
As the Company is a holding company, its obligations as guarantor of the Debt Securities are structurally subordinated to liabilities of its subsidiaries
The Company is organized as a holding company, and substantially all of its operations are carried out through subsidiaries. The Company’s ability to meet its financial obligations thus is or will be dependent upon the availability of cash flows from its domestic and foreign subsidiaries (as applicable) and affiliated companies through dividends, intercompany advances and other payments. Debt Securities issued by the U.S. Issuer are obligations of the U.S. Issuer and are fully and unconditionally guaranteed by the Company. Debt Securities issued by the U.K. Issuer are obligations of the U.K. Issuer and are fully and unconditionally guaranteed by the Company (such guarantees, the “Guarantees”) (see also “Description of Debt Securities and Guarantees” below). The subsidiaries of the Company are separate and distinct legal entities, and, other than the U.S. Issuer and the U.K. Issuer, have no obligation to pay any amounts due on the Guarantees or to provide the U.S. Issuer, the U.K. Issuer or the Company with funds for the payment obligations under the Debt Securities.
Moreover, there is no restriction on the amount of debt or preferred equity that the Company’s subsidiaries may incur or issue, and if debt or preferred equity is incurred or issued, the claims of the creditors and preferred equity holders of the Company’s subsidiaries have priority as to the assets of such subsidiaries over the claims of the Company as a common equity holder of such subsidiaries. Consequently, in the event of the liquidation or reorganization of any of the Company’s subsidiaries, the claims of holders of the Debt Securities to participate in those assets through the applicable Guarantee on the Debt Securities would be structurally subordinated to the prior claims of the creditors and preferred equity holders of subsidiaries of the Company.
The credit ratings of each of the U.S. Issuer, the U.K.Issuer and the Company may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Debt Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion
Any rating assigned to any of the U.S. Issuer, the U.K. Issuer or the Company may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgement, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: the relevant entity’s strategy and managements capability; the relevant entity’s financial condition and liquidity; competitive, economic, legal and regulatory conditions in the relevant entity’s key markets, including those markets where the relevant entity has large exposures or on which its operating results, including revenues, are substantially dependent; the level of political support for the industries in which the relevant entity operates; and legal and regulatory frameworks affecting the relevant entity’s legal structure, business activities and the rights of its creditors. Moreover, the rating agencies that currently, or may in the future, publish a rating for the U.S. Issuer, the U.K. Issuer or the Company may change the methodologies that they use for analyzing securities with features similar to the Debt Securities.
Any rating or outlook downgrade would negatively affect any rating assigned to the U.S. Issuer, the U.K. Issuer or the Company. Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to the U.S. Issuer, the U.K. Issuer or the Company could cause the liquidity or trading prices of the

Debt Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to the U.S. Issuer, the U.K. Issuer or the Company may adversely affect the market value of the relevant Debt Securities.
Each of the U.S. Issuer and the U.K. Issuer is a finance vehicle
Potential investors should be aware that each of the U.S. Issuer and the U.K. Issuer is a financing company which raises money for the purpose of on-lending to other members of the Group. Neither of the U.S. Issuer or the U.K. Issuer is an operating company and each is a special purpose vehicle with no business other than issuing debt securities in the international capital markets. Substantially all of the assets of the U.S. Issuer and the U.K. Issuer are loans and advances made by U.S. Issuer or the U.K. Issuer, as applicable, to other members of the Group.
As such, the ability of each of the U.S. Issuer and the U.K. Issuer, as applicable, to fulfil its obligations under the Debt Securities may be dependent upon other members of the Group complying with their obligations to pay principal and interest in respect of loans of Debt Securities proceeds in a timely fashion. Failure by any recipient of on-lending by each of the U.S. Issuer and the U.K. Issuer to comply with its payment obligations in a timely fashion could have a material and adverse effect on the ability of the U.S. Issuer or the U.K. Issuer, as applicable, to fulfil its obligations under the Debt Securities. In those circumstances, noteholders would continue to benefit from the obligations of the Company under the Guarantees (see “Description of Debt Securities and Guarantees — Guarantees” below).
Should the U.S. Issuer or the U.K. Issuer default on its Debt Securities, or should the Company default on the Guarantees, your right to receive payments on such Debt Securities or Guarantees may be adversely affected by applicable insolvency laws
The Company and the U.K. Issuer are incorporated under the laws of England and Wales and the U.S. Issuer is incorporated under the laws of Delaware. Accordingly, insolvency proceedings with respect to the Company and the U.K. Issuer are likely to proceed under, and be governed by, U.K. insolvency law. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of U.S. law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for the Company or the U.K. Issuer or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.
An increase in interest rates could result in a decrease in the relative value of the fixed rate debt securities
In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate Debt Securities and market interest rates increase, the market value of your fixed rate Debt Securities may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to any fixed rate Debt Securities.
Risks Relating to Foreign Currency
This prospectus does not describe all the risks of an investment in Debt Securities denominated in a currency other than U.S. dollars. You should consult your financial and legal advisors as to any specific risks entailed by an investment in Debt Securities that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These Debt Securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.
The information set forth in this prospectus is directed primarily to prospective purchasers who are U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the U.S. of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the Debt Securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Debt Securities’ Value or Return
Debt Securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks.   An investment in a Debt Security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.
Exchange Rates Will Affect Your Investment.   In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Debt Security. Depreciation against the U.S. dollar of the currency in which a Debt Security is payable would result in a decrease in the effective yield of the Debt Security below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked Debt Security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that Debt Security.
We Have No Control Over Exchange Rates.   Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.
As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (a) Debt Securities denominated or payable in currencies other than U.S. dollars and (b) currency-linked Debt Securities.
We will not make any adjustment or change in the terms of the Debt Securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.
Some Foreign Currencies May Become Unavailable.   Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any Debt Security not denominated in U.S. dollars would not be available when payments on that Debt Security are due.
Alternative Payment Method Used if Payment Currency Becomes Unavailable.   If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any Debt Security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities and Guarantees — Additional Provisions — Unavailability of Foreign Currency” below.
We Will Provide Currency Exchange Information in Prospectus Supplements.   The applicable prospectus supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any Debt Security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Debt Securities
The applicable prospectus supplement may provide for (1) payments on a non-U.S. dollar denominated Debt Security to be made in U.S. dollars or (2) payments on a U.S. dollar denominated Debt Security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent, as identified in the applicable prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.
Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Debt Securities
Our Debt Securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a Debt Security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.
In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the U.S. only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Additional risks, if any, specific to particular Debt Securities issued under this prospectus will be detailed in the applicable prospectus supplements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
Haleon files annual reports on Form 20-F with, and furnishes other reports and information on Form 6-K to, the SEC. However, as a foreign private issuer, we and our shareholders are exempt from some of the Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our Ordinary Shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
Our filings with the SEC are available through the website maintained by the SEC (www.sec.gov) and on our website at www.haleon.com. Further, Haleon’s ADSs are listed on the New York Stock Exchange and Haleon’s Ordinary Shares are admitted to trading on the London Stock Exchange. You can consult reports and other information about Haleon that it has filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Haleon, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the website maintained by the SEC set out above.
The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until we complete the offerings using this prospectus:
•
The 2022 Annual Report, filed with the SEC on March 20, 2023 and any future annual reports filed with the SEC on Form 20-F;

•
The Report on Form 6-K filed with the SEC on May 3, 2023, containing our SEC-compliant presentation of our interim results for the three month period ended March 31, 2023; and

•
Our reports on Form 6-K (or portions thereof) furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
You may request a copy of these filings, at no cost, by writing or telephoning Haleon at the following address:
Haleon plc
Building 5, First Floor, The Heights, Weybridge
Surrey, KT13 0NY, United Kingdom
Tel. No.: +44 1932 959500
We and the Selling Securityholders have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or the Selling Securityholders or to which we or the Selling Securityholders have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or the Selling Securityholders or to which we or the Selling Securityholders have referred you constitute an offer to sell only the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or the Selling Securityholders or to which we or the Selling Securityholders have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
The U.S. Issuer is a finance subsidiary incorporated under the laws of the State of Delaware. The U.K. Issuer is a finance subsidiary domiciled in the U.K. Many of its directors and executive officers, and certain experts named in this prospectus, reside outside the U.S., and all or a substantial portion of the U.K. Issuer’s assets and the assets of such persons are located outside the U.S. Haleon is the holding company of the Group domiciled in the U.K. Many of its directors and executive officers reside outside the U.S., and all or a substantial portion of Haleon’s and its subsidiaries assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for holders of securities to serve legal process on the U.K. Issuer, Haleon or their respective directors and executive officers or have any of them appear in a U.S. court. There is some doubt as to the enforceability in the U.K., in original actions or in actions for enforcement of judgements of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S. In addition, awards for punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in the U.K.

HALEON PLC
Haleon was incorporated and registered in England and Wales under the Companies Act as a private company limited by shares on October 20, 2021 under the name DRVW 2022 Limited with registered number 13691224. Haleon was re-registered as a public limited company (DRVW 2022 plc) on February 23, 2022 and changed its name to Haleon plc on February 28, 2022. Haleon is domiciled in England and Wales with its registered and head office at Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom. The telephone number of the Company’s registered office is +44 1932 959500.
The Group is a world-leading consumer healthcare business, with a portfolio of category leading brands, with an average of approximately 21,000 employees worldwide during financial year 2022 engaged in the research and development, manufacture and sale of a broad range of consumer healthcare products. The Group conducts business internationally across five consumer healthcare categories: Oral Health, Pain Relief, VMS, Respiratory Health and Digestive Health and Other. The Group has a strong portfolio of brands, an attractive geographic footprint and competitive capabilities.
You can find more detailed descriptions of Haleon’s business and recent transactions in the 2022 Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.
HALEON US CAPITAL LLC
Haleon US Capital LLC is a 100 per cent. owned finance subsidiary of Haleon and was incorporated under the laws of Delaware. Haleon US Capital LLC’s principal executive office is located at 184 Liberty Corner Road, Suite 200 Warren NJ 07059, United States, telephone +1 908-293-4000. Haleon US Capital LLC exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Haleon (directly or indirectly).
HALEON UK CAPITAL PLC
Haleon UK Capital plc is a 100 per cent. owned finance subsidiary of Haleon and was incorporated under the laws of England and Wales with registered number 13481162. Haleon UK Capital plc’s principal executive office is located at Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom, telephone +44 1932 959500. Haleon UK Capital plc exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Haleon (directly or indirectly).

FINANCE SUBSIDIARIES
The financial information of the U.S. Issuer and the U.K. Issuer is consolidated in Haleon’s consolidated financial statements included in the 2022 Annual Report, which is incorporated by reference in this prospectus, and will be included in similar sections in subsequent filings incorporated by reference in this prospectus. Haleon will fully and unconditionally guarantee the Debt Securities issued by the U.S. Issuer or the U.K. Issuer as to payment of principal, premium, if any, interest and any other amounts due, and no other subsidiary of Haleon will guarantee the Debt Securities.
Haleon will determine the identity of an issuer relating to a particular series of Debt Securities in light of considerations related to the funding needs of Haleon and its consolidated subsidiaries. These include:
•
the anticipated use of proceeds;

•
related funding requirements of Haleon and its consolidated subsidiaries; and

•
relevant tax considerations.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement.
We will not receive any proceeds from sales of our securities by the Selling Securityholders.

CAPITALIZATION
The following table sets forth the Group’s consolidated capitalization as of December 31, 2022.
Financial information set forth in table was derived from the Group’s consolidated financial statements as of December 31, 2022 incorporated by reference herein. This information should be read in conjunction with information included elsewhere and incorporated by reference in this prospectus, including the 2022 Annual Report and the consolidated financial statements incorporated by reference herein.
Since December 31, 2022 there have not been any significant issuances of securities or other transactions affecting the capitalization of the Group (on a consolidated basis), other than as set out in the footnotes to the table below.
£m	Note	2022
Share capital		92
Share premium		—
Other reserves		(11,537)
Translation reserve		1,046
Retained earnings		26,730
Shareholders’ equity		16,331
Non-controlling interests		126
Total equity		16,457
Short-term borrowings
Lease Liabilities		44
Loan and overdrafts		91
Commercial paper	1	302
Total short-term borrowings	4	437
Long-term borrowings
Lease Liabilities		117
£300,000,000 2.875 per cent. notes due 2028	1	299
£400,000,000 3.375 per cent. notes due 2038	1	398
€850,000,000 1.250 per cent. notes due 2026	1	694
€750,000,000 1.750 per cent. notes due 2030	1	663
€750,000,000 2.125 per cent. notes due 2034	1	659
$700,000,000 3.024 per cent. callable notes due 2024	1	581
$300,000,000 floating rate SOFR + 0.89 per cent. callable notes due 2024	1,3	249
$1,750,000,000 3.125 per cent. notes due 2025	1	1,385
$2,000,000,000 3.375 per cent. notes due 2027	1	1,653
$1,000,000,000 3.375 per cent. notes due 2029	1	822
$2,000,000,000 3.625 per cent. notes due 2032	1	1,652
$1,000,000,000 4.000 per cent. notes due 2052	1	806
Non-Voting Preference Shares	1	25
Total long-term borrowings	4	10,003
Total borrowings		10,440
Total capitalization	2	26,897

(1)
For details of the Group’s short- and long-term borrowings, see Note 19 “Borrowings” to the Financial Statements included in the 2022 Annual Report.

(2)
Total capitalization is the sum of total equity and total borrowings.

(3)
On March 24, 2023, the Group exercised its option to redeem the total outstanding aggregate principal amount of these notes.

(4)
Total short-term borrowings increased from £437 million as of December 31, 2022 to £1.4 billion as of March 31, 2023, as a result of (a) £565 million of pre-Separation bonds (long-term borrowings) being re-classified as short-term as a result of their maturity falling within the next 12 months, and (b) £336 million of commercial paper being issued pursuant to Haleon’s commercial paper programs (with limits of €2 billion and U.S.$10 billion), which allow members of the Group to issue commercial paper from time to time. As of March 31, 2023, the Group had an aggregate outstanding commercial paper balance of £638 million (up from £302 million as of December 31, 2022).

LEGAL OWNERSHIP
Street Name and Other Indirect Holders
We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle voting if it were ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•
how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security?
A global security is a special type of indirectly held security, as described above under “Legal Ownership — Street Name and Other Indirect Holders.” If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
Special Investor Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.
If you are an investor in securities that are issued only in the form of global securities, you should be aware that:
•
You cannot get securities registered in your own name.

•
You cannot receive physical certificates for your interest in the securities.

•
You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders.”

•
You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•
The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•
The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “Legal Ownership — Street Name and Other Indirect Holders” and “Legal Ownership — Direct Holders.”
The special situations for termination of a global security are:
•
When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•
When an event of default on the securities has occurred and has not been cured. Defaults on Debt Securities are discussed below under “Description of Debt Securities and Guarantees — Events of Default.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
The U.S. Issuer and the U.K. Issuer may issue Debt Securities by this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the Debt Securities are governed by a document called an indenture. The indenture (the “Indenture”) relating to the Debt Securities is a contract among the U.S. Issuer, the U.K. Issuer, Haleon (as guarantor) and Deutsche Bank Trust Company Americas (as trustee, the “Trustee”).
The Trustee has two main roles:
•
First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “— Events of Default” below; and

•
Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your Debt Securities to a new buyer if you sell and sending you notices.

Haleon acts as the guarantor of the Debt Securities issued by the U.S. Issuer and the U.K. Issuer. The Guarantees are described under “— Guarantees” below.
The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture, the Debt Securities and the Guarantees are governed by New York law. The Indenture is included as an exhibit to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.
This section summarizes the material provisions of the Indenture, the Debt Securities and the Guarantees. However, because it is a summary, it does not describe every aspect of the Indenture, the Debt Securities and the Guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including some of the terms used in the Indenture. We describe the meaning for only the more important terms. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
The U.S. Issuer and the U.K. Issuer may each issue as many distinct series of Debt Securities under the Indenture as it wishes. This section summarizes all material terms of the Debt Securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
The U.S. Issuer and the U.K. Issuer may issue the Debt Securities as original issue discount securities, which are Debt Securities that are offered and sold at a substantial discount to their stated principal amount. The Debt Securities may also be issued as indexed securities or securities denominated in foreign currencies, as described in more detail in the prospectus supplement relating to any such Debt Securities.
In addition, the specific financial, legal and other terms particular to a series of Debt Securities are described in the prospectus supplement, the supplemental indenture and the underwriting agreement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.
The prospectus supplement relating to a series of Debt Securities will describe the following terms of the series:
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whether the U.S. Issuer or the U.K. Issuer is the issuer of the Debt Securities;

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the title of the series of Debt Securities;

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the aggregate principal amount of Debt Securities and any limit on the aggregate principal amount of the series of Debt Securities;

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any stock exchange on which we will list the series of Debt Securities;

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the date or dates on which we will pay the principal of the series of Debt Securities;

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the rate or rates, which may be fixed or variable or a combination thereof, per annum at which the series of Debt Securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

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the dates on which interest, if any, on the series of Debt Securities will be payable and the regular record dates for the interest payment dates;

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any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

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the date, if any, after which and the price or prices at which the series of Debt Securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
the denominations in which the series of Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

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the currency of payment of principal, premium, if any, and interest on the series of Debt Securities if other than the currency of the U.S. and the manner of determining the equivalent amount in the currency of the U.S.;

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any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of Debt Securities;

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the terms and conditions of any exchange or conversion of this series of Debt Securities or the Guarantees;

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the applicability of the provisions described later under “— Additional Provisions — Defeasance”;

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if the series of Debt Securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership — Global Securities,” and the depository or its nominee with respect to the series of Debt Securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee; and

•
any other special features of the series of Debt Securities.

The Debt Securities will be issued only in fully registered form without interest coupons.
Some definitions.   We have defined some of the terms that are frequently used in this section of the prospectus.
A “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.
An “interest payment date” for any Debt Security means a date on which, under the terms of that Debt Security, regularly scheduled interest is payable.
“London business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in London, England are authorized or obligated by law, regulation or executive order to be closed.
Interest
Fixed Rate Debt Securities
Each fixed rate Debt Security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.
How Interest is Calculated.   Interest on the fixed rate Debt Securities will be paid on the basis of twelve 30-day months assuming a 360-day year.

How Interest Accrues.   Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “— If a Payment Date Is Not a Business Day.”
When Interest Is Paid.   Payments of interest on fixed rate Debt Securities will be made on the interest payment dates specified in the applicable prospectus supplement.
Amount of Interest Payable.   Interest payments for fixed rate Debt Securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.
If a Payment Date Is Not a Business Day.   If any scheduled interest payment date, a redemption date for the fixed rate Debt Securities, or a maturity date for the fixed rate Debt Securities, as the case may be, would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day, but no additional interest shall be paid unless the U.S. Issuer, the U.K. Issuer or Haleon (as applicable) fails to make payment on such next succeeding business day.
Amortizing Debt Securities.   A fixed rate Debt Security may pay a level amount in respect of both interest and principal amortized over the life of the Debt Security. Payments of principal and interest on amortizing Debt Securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing Debt Securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing Debt Security.
Floating Rate Debt Securities
Interest Rate Formulas.   A series of Debt Securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your Debt Securities are floating rate Debt Securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.
How Interest Accrues.   Each series of floating rate Debt Securities will bear interest from its original issue date or from the most recent date to which interest on the Debt Security has been paid or made available for payment. Interest will accrue on the principal of a series of floating rate Debt Securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described in “Description of Debt Securities and Guarantees — Additional Provisions — Payment and Transfer” below.
Calculation of Interest.   Calculations relating to a series of floating rate Debt Securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of floating rate Debt Securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the Debt Security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.
For a series of floating rate Debt Securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate Debt Security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, by 365 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate Debt Security, the calculation agent will provide for that Debt Security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
Unless otherwise specified in the applicable prospectus supplement and supplemental indenture, all percentages resulting from any calculation (other than as set out in the Indenture) relating to a series of floating rate Debt Securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.877324 per cent. (or 0.09877324) being rounded down to 9.87732 per cent. (or 0.0987732) and 9.877325 per cent. (or 0.09877325) being rounded up to 9.87733 per cent. (or 0.0987733). All amounts used in or resulting from any calculation relating to a series of floating rate Debt Securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a particular series of floating rate Debt Securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.
If a Payment Date Is Not a Business Day.   If any scheduled interest payment date, a redemption date for the floating rate Debt Securities, or a maturity date for the floating rate Debt Securities, as the case may be, would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day. If any such payment date, other than a maturity date, is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward interest payment date will include interest accrued to but excluding such postponed or brought forward interest payment date.
Ranking
The Debt Securities issued by the U.S. Issuer and the U.K. Issuer will be unsubordinated and (other than pursuant to the Guarantees) unsecured obligations of the U.S. Issuer or the U.K. Issuer, as applicable, and will rank at least pari passu, without any preference or priority among themselves, with all existing and future unsubordinated and unsecured obligations of the U.S. Issuer or the U.K. Issuer, as applicable, except for obligations which may rank senior by operation of applicable law, and senior to all existing and future subordinated obligations of the U.S. Issuer or the U.K. Issuer, as applicable.
Guarantees
The Debt Securities will be fully and unconditionally guaranteed by Haleon under the terms of the Indenture.
If, for any reason, the U.S. Issuer or the U.K. Issuer, as applicable, does not make any required payment in respect of the Debt Securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Haleon will cause the payment to be made to or to the order of the Trustee. Holders will be entitled to payment under the Guarantees without taking any action whatsoever against the U.S. Issuer or the U.K. Issuer, as applicable.

The Guarantees will constitute unsubordinated and unsecured obligations of the Company and will rank at least pari passu with all existing and future senior and unsecured obligations of the Company (except for obligations which may rank senior by operation of applicable law) and senior to all existing and future subordinated obligations of the Company. The Debt Securities will not be guaranteed by any other subsidiary of Haleon and obligations under the Guarantees will therefore effectively be junior to obligations of any other subsidiary of Haleon.
Covenants
Except as described below, the Indenture does not contain any covenants or other provisions designed to protect holders against a reduction in the creditworthiness of the U.S. Issuer, the U.K. Issuer or Haleon in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of Debt Securities, including, among other things, through the incurrence of additional indebtedness.
As contemplated by the last paragraph under “— Additional Provisions — Defeasance” below, the satisfaction of certain conditions will permit each of the U.S. Issuer and the U.K. Issuer to omit to comply with some or all of its obligations, covenants and agreements under the Indenture. In addition, each of the U.S. Issuer and the U.K. Issuer may omit to comply with certain covenants through covenant defeasance.
Payment of Additional Amounts
Payments made by the U.S. Issuer and the U.K. Issuer under the Debt Securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the U.K. or of any territory of the U.K. or by any authority or agency therein or thereof having the power to tax or (ii) the government of the U.S. or any state or territory of the U.S. or by any authority or agency therein or thereof having the power to tax, which are referred to collectively as “Taxes,” unless the U.S. Issuer or the U.K. Issuer, as applicable, is required to withhold or deduct Taxes by law.
If the U.S. Issuer or the U.K. Issuer, as applicable, is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the Debt Securities, such Issuer will pay such additional amounts as may be necessary so that the net amount received by each holder of the relevant Debt Securities (including additional amounts) after such withholding or deduction will not be less than the amount the holder of the relevant Debt Securities would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:
•
that would not have been imposed but for the existence of any present or former connection between such noteholder or beneficial owner of the relevant Debt Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the U.K. or the U.S. or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•
that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•
payable other than by withholding from payments of principal of or premium, if any, or interest on the relevant Debt Securities;

•
that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•
that would not have been imposed but for the presentation of the relevant Debt Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•
that would not have been imposed if presentation for payment of the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made;

•
that are imposed solely by reason of the holder or beneficial owner being or having been a controlled foreign corporation for U.S. federal income tax purposes, being or having been a bank purchasing the Debt Securities in the ordinary course of its lending business, or owning or having owned, actually or constructively, 10 per cent. or more of the total combined voting power of all classes of the U.S. Issuer’s or the U.K. Issuer’s, as applicable, shares entitled to vote; or

•
any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest on the Debt Securities to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Debt Securities.
In addition, any amounts to be paid on the Debt Securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.
Under the Indenture, at least one paying agent will be located outside the U.K.
The obligation of the U.S. Issuer or the U.K. Issuer, as applicable, to pay additional amounts if and when due will survive the termination of the Indenture and the payment of all amounts in respect of the Debt Securities.
Limitation on Liens
The Company has agreed in the Indenture not to incur or assume (or permit any of its respective subsidiaries to incur or assume) any mortgage, charge, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or other security agreement (collectively, “liens”) on or with respect to any of its or its subsidiaries’ property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing its subsidiaries to make) effective provision for securing the Debt Securities equally and rateably with or prior to such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.
The restrictions on liens will not apply to:
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liens arising by operation of law;

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liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

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liens on property, assets or revenues of a person existing at the time such person is merged with or into or consolidated with the Company or any of its subsidiaries or at the time of a sale, lease or other disposition to the Company of the properties of a person as an entirety or substantially as an entirety.

For purposes of the limitation on liens covenant, the term “relevant indebtedness” means any of the Company’s debt that:
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is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions); and

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at its date of issue is, or is intended by the Company to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

Special Situations
Consolidation, Merger or Sale
Each of the U.S. Issuer, the U.K. Issuer and the Company have agreed in the Indenture not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of their respective properties and assets to any person (except that finance subsidiaries of the U.S. Issuer, the U.K. Issuer and the Company may merge into the U.S. Issuer, the U.K. Issuer or the Company, as the case may be), unless:
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the U.S. Issuer, the U.K. Issuer or the Company, as the case may be, is the continuing person, or the successor expressly assumes by supplemental indenture their respective obligations under the Indenture;

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the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described above under “— Covenants — Payment of Additional Amounts” with respect to taxes imposed in the continuing person’s jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under “— Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

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immediately after the transaction, no default under the Debt Securities has occurred and is continuing; and

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the U.S. Issuer or the U.K. Issuer, as applicable, or the Company, deliver to the Trustee an officer’s certificate and, if neither the U.S. Issuer or the U.K. Issuer, as applicable, nor the Company, are the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the Indenture.

Redemption
General
Unless otherwise specified below, with respect to any series of Debt Securities, notice of any redemption by the U.S. Issuer or U.K. Issuer, as applicable, will be mailed by the U.S. Issuer or the U.K. Issuer, as applicable, or by the Trustee on behalf of the U.S. Issuer or the U.K. Issuer, as applicable, at least 15 days but not more than 60 days before the redemption date to each registered holder of the Debt Securities of such series to be redeemed by the U.S. Issuer or the U.K. Issuer, as applicable. The U.S. Issuer or the U.K. Issuer, as applicable, will give notice of any such redemption to any exchange on which such series of Debt Securities are listed. On and after any redemption date, interest will cease to accrue on such series of Debt Securities or portions thereof called for redemption. On or before the redemption date, the U.S. Issuer or the U.K. Issuer, as applicable, will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the relevant series of Debt Securities to be redeemed on that date. If less than all of the Debt Securities of such series are to be redeemed, the Debt Securities to be redeemed shall be selected by lot or in accordance with DTC applicable procedures, by the Registrar, in the case of Debt Securities represented by a global security, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Debt Securities that are not represented by a global security.

Optional Redemption for Tax Reasons
The U.S. Issuer or the U.K. Issuer, as applicable, may redeem any series of Debt Securities in whole but not in part at any time prior to maturity, at a redemption price equal to 100 per cent. of their principal amount plus accrued interest to the date fixed for redemption, if:
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the U.S. Issuer or the U.K. Issuer, as applicable, determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the U.K. (or of any political subdivision or taxing authority thereof) or the U.S. (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the Issue Date:

•
the U.S. Issuer or the U.K. Issuer, as applicable, would be required to pay additional amounts (as described under “— Covenants — Payment of Additional Amounts” above) with respect to the Debt Securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the U.S. Issuer or the U.K. Issuer, as applicable, or the Company; or

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withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the U.S. Issuer or the U.K. Issuer, as applicable, directly from the Company (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the U.S. Issuer or the U.K. Issuer, as applicable, or the Company (or any affiliate); or

•
the U.S. Issuer or the U.K. Issuer, as applicable, determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the U.K. (or any political subdivision or taxing authority thereof) or the U.S. (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to the U.S. Issuer or the U.K. Issuer, as applicable, or the Company, as the case may be), which action is taken or brought on or after the Issue Date, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the U.S. Issuer or the U.K. Issuer, as applicable, would be obligated to pay such additional amounts.

The U.S. Issuer or the U.K. Issuer, as applicable, or the Company will also pay to each holder of any series of Debt Securities to be redeemed, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the publication of any notice of redemption, the U.S. Issuer or the U.K. Issuer, as applicable, or the Company will deliver to the Trustee:
•
an officer’s certificate stating that the U.S. Issuer or the U.K. Issuer, as applicable, is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

•
an opinion of counsel to the effect that the conditions specified above have been satisfied.

Any notice of redemption will be irrevocable once the U.S. Issuer or the U.K. Issuer, as applicable, delivers the officer’s certificate to the Trustee.
Fixed Rate Debt Securities Make-Whole and Par Redemption
Prior to the applicable par call date as set out in the applicable prospectus supplement and supplement to the Indenture, the U.S. Issuer or the U.K. Issuer, as applicable, may redeem any series of fixed rate Debt Securities, in whole or in part, at their option at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) to be set out in the applicable prospectus supplement and supplement to the Indenture.

On or after the applicable par call date as set out in the applicable prospectus supplement and supplement to the Indenture, the U.S. Issuer or the U.K. Issuer, as applicable, may redeem any series of fixed rate Debt Securities, in whole or in part, at its option at any time and from time to time at a redemption price equal to 100 per cent. of the principal amount of the applicable series of fixed rate Debt Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, instalments of interest on the fixed rate Debt Securities to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the relevant interest payment date to the registered holders of the relevant fixed rate Debt Securities as of the close of business on the applicable record date as set out in the applicable prospectus supplement and supplement to the Indenture.
The actions and determinations of the U.S. Issuer or the U.K. Issuer, as applicable, in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Floating Rate Debt Securities Par Redemption
On or after the applicable par call date as set out in the applicable prospectus supplement and supplement to the Indenture, the U.S. Issuer or the U.K. Issuer, as applicable, may redeem any series of floating rate Debt Securities, in whole or in part, at its option at any time and from time to time at a redemption price equal to 100 per cent. of the principal amount of the applicable series of floating rate Debt Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, instalments of interest on the floating rate Debt Securities to be redeemed that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the relevant interest payment date to the registered holders of the relevant floating rate Debt Securities as of the close of business on the applicable record date as set out in the applicable prospectus supplement and supplement to the Indenture.
Redemption upon a Change of Control Put Event
If a Change of Control Put Event occurs with respect to a series of Debt Securities, the holders of such series of Debt Securities will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer of such series of Debt Securities has given notice of redemption pursuant the terms of the Indenture) to require the U.S. Issuer or the U.K. Issuer, as applicable, to redeem or, at such Issuer’s option, purchase (or procure the purchase of) the whole, but not part, of such holders’ Debt Securities on the Change of Control Put Date at the Change of Control Redemption Amount (each, as defined below) together with interest accrued (but unpaid) to (but excluding) the Change of Control Put Date.
Promptly, and in any event not later than seven calendar days, after becoming aware of the occurrence of a Change of Control Put Event, the U.S. Issuer or the U.K. Issuer, as applicable, shall notify the Trustee in writing and give notice (a “Change of Control Put Event Notice”) to the holders of the relevant Debt Securities in accordance with the terms of the Indenture specifying: (A) the nature of the Change of Control Put Event, (B) the procedure for exercising the Change of Control Put Option, (C) that a Change of Control Put Notice (as defined below) once given may not be revoked, (D) the last day of the paying agent’s normal business hours falling within the period (the “Change of Control Put Period”) and (E) the Change of Control Put Date.
To exercise the Change of Control Put Option, the relevant holder of Debt Securities must deliver, at the specified office of the paying agent at any time during the Change of Control Put Period of 45 calendar days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of the paying agent (a “Change of Control Put Notice”) and in which the holder of Debt Securities must specify a bank account (or, if payment is required to be made by check, an address) to which payment is to be made pursuant to this provision, accompanied by, if the relevant new Debt Security is in definitive form, the relevant new Debt Security or evidence satisfactory to the paying agent concerned that the relevant new Debt Security will, following delivery of the Change of Control Put Notice, be held to its order or under its control. The “Change of Control Put Date” shall be the date falling seven London business days after the expiration of the Change of Control Put Period.
A Change of Control Put Notice, once given, shall be irrevocable, except where prior to the Change of Control Put Date, an Event of Default (as defined below) has occurred and is continuing; in which event, the relevant holder of Debt Securities, at its option, may elect by notice to the U.S. Issuer or the U.K. Issuer, as applicable, to withdraw the Change of Control Put Notice and instead to instruct the Trustee, in writing, to give notice that the relevant Debt Securities that are the subject of the Change of Control Put Notice are immediately due and payable pursuant to the events of default provisions of the Indenture (see “— Events of Default” below). The relevant Debt Securities shall then become immediately due and payable, as long as the Trustee declares all of the relevant Debt Securities immediately due and payable in accordance with the provisions of the Indenture.
The U.S. Issuer or the U.K. Issuer, as applicable, shall redeem or purchase (or procure the purchase of) the relevant Debt Securities on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled.
The Trustee is under no obligation whatsoever to ascertain whether a Change of Control Put Event or any event which could lead to the occurrence of or could constitute a Change of Control Put Event has occurred and, until a responsible officer of the Trustee shall have received actual written notice pursuant to the Indenture to the contrary, the Trustee may assume that no Change of Control Put Event or other such event has occurred.
A “Change of Control” will be deemed to occur if:
•
A person or persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the U.K. Companies Act 2006, as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of Haleon or any holding company of Haleon, shall become interested (within the meaning of Part 22 of the U.K. Companies Act 2006, as amended) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of Haleon (or any holding company of Haleon or (B) shares in the capital of Haleon (or any holding company of Haleon) carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of Haleon or any holding company of Haleon; or

•
Haleon ceases to own directly or indirectly more than 50 per cent. of the outstanding share capital of the U.S. Issuer or the U.K. Issuer, as applicable, carrying voting rights normally exercisable at a general meeting of such Issuer.

“Change of Control Period” means the period commencing on and including the Relevant Announcement Date (as defined below) and ending on and including the date falling 90 days after the Change of Control (or such longer period for which the relevant series of Debt Securities are under consideration (such consideration having been announced publicly within the period described above) for rating review or, as the case may be, rating by a Rating Agency (as defined below), such period not to exceed 60 days from and including the public announcement of such consideration).
“Change of Control Put Event” will be deemed to occur if a Change of Control has occurred and during the Change of Control Period either (i) a withdrawal or downgrade occurs to any one or more credit ratings assigned to the relevant series of Debt Securities so that none of the Rating Agencies (as defined below) then rating such series of Debt Securities assign an Investment Grade (as defined below) rating to such series of Debt Securities and, within the Change of Control Period, any one or more of such ratings is not subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade; provided that (A) where a rating has been changed, the relevant Rating Agency announces publicly or confirms in writing to the U.S. Issuer or the U.K. Issuer, as applicable, or Haleon that such change resulted, in whole or in part, in anticipation of, or as a result of the occurrence of, the Change of Control; (B) in the case of a Potential Change of Control Announcement (as defined below), a Change of Control Put Event will be deemed to have occurred only if and when the Change of Control referred to in such Potential Change of Control Announcement subsequently occurs; and (C) if there is only one credit rating assigned to the relevant series of Debt Securities, a Change of Control Put Event can only occur if that credit rating changes so that the relevant Rating Agency does not assign an Investment Grade rating to the Debt

Securities or (ii) a Negative Rating Event (as defined below) occurs. For the avoidance of doubt, a Change of Control Put Event will not have occurred, where the Debt Securities were rated by the Rating Agencies below Investment Grade on or before a Change of Control has occurred and such rating has not been withdrawn or downgraded as a result of the Change of Control.
“Change of Control Redemption Amount” means a redemption price equal to 101 per cent. of the principal amount of the Debt Securities to be redeemed, plus accrued and unpaid, if any, thereon to, but excluding, the redemption date.
“Fitch” means Fitch Ratings Ltd and its successors.
“Investment Grade” means in relation to the Debt Securities: (a) a credit rating of BBB- or higher by S&P (as defined below) (or its equivalent under any successor rating category of S&P); (b) a credit rating of Baa3 or higher by Moody’s (as defined below) (or its equivalent under any successor rating category of Moody’s); or (c) a credit rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch); or (d) an equivalent rating to either BBB- or Baa3, or higher, by any other Rating Agency.
“Moody’s” means Moody’s Investors Services Limited and its successors.
A “Negative Rating Event” shall be deemed to have occurred if at any time there is no rating assigned to the Debt Securities by a Rating Agency and the U.S. Issuer or the U.K. Issuer, as applicable, does not, by the end of the Change of Control Period, obtain an Investment Grade rating in respect of such Debt Securities.
“Potential Change of Control Announcement” means the earliest of any public announcement or statement by or on behalf of the U.S. Issuer or the U.K. Issuer, as applicable, or Haleon, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.
“Rating Agencies” means (a) S&P; (b) Moody’s; (c) Fitch or (d) if at least two of S&P, Moody’s or Fitch do not make a rating of the Debt Securities publicly available, any other internationally recognized rating agency appointed by the U.S. Issuer or the U.K. Issuer, as applicable, to assign a credit rating to the Debt Securities which shall be substituted for S&P, Moody’s or Fitch or all of them, as the case may be, and each, a “Rating Agency.”
“Relevant Announcement Date” means the date that is the earlier of (a) the date of the first public announcement, by or on behalf of the U.S. Issuer or the U.K. Issuer, as applicable, Haleon, any bidder or any designated adviser, of the relevant Change of Control and (b) the date of the Potential Change of Control Announcement (if any).
“S&P” means S&P Global Ratings U.K. Limited and its successors.
Repurchase
The U.S. Issuer or the U.K. Issuer, as applicable, or Haleon or any of its subsidiaries may at any time and from time to time purchase the Debt Securities in the open market or by tender or by private agreement, if applicable law allows. The Debt Securities purchased by the U.S. Issuer, the U.K. Issuer or Haleon (as applicable) or any of their subsidiaries may be held, resold or surrendered by the purchaser thereof through any of the U.S. Issuer, the U.K. Issuer and Haleon (as applicable) to the Trustee or any paying agent for cancellation.
Events of Default
An event of default with respect to a series of Debt Securities will occur upon any of the following:
(a)
default in payment of the principal of any Debt Securities of such series when due (including upon any redemption of such series of Debt Securities), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

(b)
default in payment of interest on, or any additional amounts payable in respect of, any Debt Securities of such series when due and payable, and the continuance of that default for 30 days;

(c)
default in performing any other covenant of the U.S. Issuer, the U.K. Issuer or the Company in the Indenture for 90 days after the receipt of written notice specifying such default from the Trustee or from the holders of 25 per cent. in principal amount of the Debt Securities of that series;

(d)
default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the U.S. Issuer or the U.K. Issuer, as applicable, or Haleon, as the case may be (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an outstanding principal amount in excess of £100,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged; provided that there shall not be deemed to be an event of default if such acceleration is rescinded or annulled or such payment is made within 10 days after there has been given to the applicable Issuer and the Company by the Trustee, or to the applicable Issuer, the Company and the Trustee by the holders representing 25 per cent. or more in aggregate principal amount of such series of the Debt Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)
the Guarantees cease to be, or is claimed by the U.S. Issuer, the U.K. Issuer or Haleon not to be, in full force and effect; or

(f)
certain events of bankruptcy, insolvency or reorganization of the applicable Issuer or Haleon, as the case may be.

An event of default with respect to a particular series of Debt Securities will not necessarily constitute an event of default with respect to any other series of the Debt Securities.
The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it, in good faith, considers such withholding of notice to be in the interests of such holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.
If an Event of Default occurs and is continuing with respect to the Debt Securities of any series, then in each and every case, unless the principal of all of the Debt Securities of such series shall already have become due and payable (in which case no action is required for the acceleration of the Debt Securities of such series), the holders of not less than 25 per cent. in aggregate principal amount of Debt Securities of such series then outstanding, by written notice to the applicable Issuer, Haleon and the Trustee as provided in the Indenture, may declare the entire principal of all the Debt Securities of such series, and the interest accrued thereon, to be due and payable immediately; provided, however, that if an Event of Default specified in paragraph (f) above with respect to any series of the Debt Securities at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of a series of Debt Securities then outstanding may, by written notice to the applicable Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Additional Provisions
Payment and Transfer
Each of the U.S. Issuer and the U.K. Issuer, as applicable, will pay the principal of the relevant Debt Securities in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Debt Security.
Each of the U.S. Issuer and the U.K. Issuer, as applicable, will pay the principal of any relevant certificated Debt Securities at the office or agency designated by it for that purpose. Each of the U.S. Issuer and the U.K. Issuer, as applicable, has initially designated the Trustee as its paying agent and registrar and its corporate trust office as a place where relevant series of Debt Securities may be presented for payment or for registration of transfer. Each of the U.S. Issuer and the U.K. Issuer, as applicable, may, however, change the paying agent or registrar without prior notice to the relevant holders, and such Issuer may act as paying agent or registrar.
A holder of Debt Securities may transfer or exchange Debt Securities at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require such holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by either of the U.S. Issuer and the U.K. Issuer, as applicable, the Trustee or the registrar for any registration of transfer or exchange of Debt Securities, but each of the U.S. Issuer and the U.K. Issuer, as applicable, may require a relevant holder of Debt Securities to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. A holder of Debt Securities may not sell or otherwise transfer Debt Securities except in compliance with the provisions of the Indenture.
The registered holder of a Debt Security will be treated as its owner for all purposes.
Book-entry system
The Global Securities
The Debt Securities will be initially issued in the form of one or more registered securities in global form (the “global securities”). Upon issuance, each of the global securities will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. Each of the Issuers expects that under procedures established by DTC:
•
upon deposit of a global security with DTC’s custodian, DTC will credit portions of the principal amount of the global security to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in a global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in global securities may not be exchanged for Debt Securities in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Securities
All interests in the global securities will be subject to the operations and procedures of DTC and, therefore, holders must allow for sufficient time in order to comply with these procedures if the wish to exercise any of their rights with respect to the Debt Securities. Each of the Issuers provides the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the Issuers, the Trustee, the paying agent or the initial purchasers are responsible for those operations or procedures.

DTC has advised each of the U.S. Issuer and the U.K. Issuer that it is:
•
a limited-purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Debt Securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:
•
will not be entitled to have Debt Securities represented by the global security registered in their names;

•
will not receive or be entitled to receive physical, certificated Debt Securities; and

•
will not be considered the owners or holders of the Debt Securities under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of Debt Securities under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, interest and additional amounts with respect to the Debt Securities represented by a global security will be made by the Trustee to DTC’s nominee as the registered holder of the global security. Neither of the U.S. Issuer and the U.K. Issuer, as applicable, nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Debt Securities
Debt Securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Debt Securities only if:
•
DTC notifies the U.S. Issuer or the U.K. Issuer, as applicable, at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•
an event of default with respect to the Debt Securities has occurred and is continuing and such beneficial owner requests that its Debt Securities be issued in physical, certificated form.

Payments in U.S.Dollars for Debt Securities Denominated in a Foreign Currency
The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry Debt Securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of Debt Securities will pay all currency exchange costs by deductions from the amounts payable on the Debt Securities.
Unavailability of Foreign Currency
The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any Debt Security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the Debt Securities by making those payments on the date of payment in U.S. dollars on the basis of the noon buying rate in the City of New York for cable transfers of the currency or currencies in which a payment on any Debt Security was to be made, published by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion.
Replacement of Debt Securities
Should any Debt Security be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses, taxes and duties incurred in connection therewith and on such terms as to evidence and indemnity as the U.S. Issuer or the U.K. Issuer, as applicable, may require. In case any such mutilated, lost, destroyed or wrongfully taken Debt Security has become or is about to become due and payable, the U.S. Issuer or the U.K. Issuer, as applicable, in its discretion may pay such Debt Security instead of issuing a new Debt Security in replacement thereof. Mutilated or defaced Debt Securities must be surrendered before replacements will be issued.
Amendments and Waivers
Subject to certain exceptions, the rights and obligations of each of the U.S. Issuer and the U.K. Issuer, as applicable, and the holders of Debt Securities under the Indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification consent to such modification. However, the Indenture provides that, unless each affected holder of Debt Securities agrees, an amendment cannot:
•
make any adverse change to any payment term of a Debt Security such as extending the maturity date, extending the date on which the U.S. Issuer or the U.K. Issuer, as applicable, has to pay interest, reducing the interest rate, reducing the amount of principal the U.S. Issuer or the U.K. Issuer, as applicable, has to repay, changing the currency in which the U.S. Issuer or the U.K. Issuer, as applicable, has to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any Debt Security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

•
change in any manner materially adverse to the interests of the holders the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and any interest thereon;

•
waive any payment default;

•
reduce the percentage of the aggregate principal amount of Debt Securities needed to make any amendment to the Indenture or to waive any covenant or default; or

•
make any other change to the amendment provisions of the Indenture.

However, if each of the U.S. Issuer, the U.K. Issuer, the Company and the Trustee agree, the Indenture may be amended without notifying any holders of Debt Securities or seeking their consent if the amendment does not materially and adversely affect any such holder. Each of the U.S. Issuer and the U.K. Issuer, as applicable, are permitted to make modifications and amendments to the Indenture without the consent of any holder Debt Securities for any of the following purposes:
•
to cure any ambiguity, defect or inconsistency in the Indenture;

•
to comply with sections of the Indenture governing when each of the Issuers may merge and substitute obligors;

•
to evidence and provide for the acceptance by a successor trustee of appointment under the Indenture with respect to the Debt Securities of any or all series;

•
to establish the form or forms or terms of the Debt Securities of any series or of the coupons appertaining to such Debt Securities as permitted under the Indenture;

•
to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities and to make all appropriate changes for such purpose;

•
to provide for a further guarantee from a third party on outstanding Debt Securities of any series and the Debt Securities of any series that may be issued under the Indenture;

•
to change or eliminate any provision of the Indenture; provided that any such change or elimination will become effective only when there are no outstanding Debt Securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•
to supplement any of the provisions of the Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to the Indenture; provided that any such action will not adversely affect the interests of the noteholders in any material respect; or

•
to make any change that does not materially and adversely affect the rights of any holder of Debt Securities.

Defeasance
The term defeasance means discharge from some or all of the obligations under the Indenture. If the U.S. Issuer or the U.K. Issuer, as applicable, deposits with the Trustee sufficient cash or government securities (if government securities, as deemed sufficient in the opinion of a nationally recognized firm of public accountants) to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the relevant Debt Securities, then at its option:
•
such Issuer will be discharged from its respective obligations with respect to the relevant Debt Securities; or

•
such Issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the Indenture and any supplemental indenture or board resolution with respect to the relevant Debt Securities, and the events of default relating to failures to comply with covenants will no longer apply to such Issuer.

If this happens, the holders of such Debt Securities will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. Instead, such holders will only be able to rely on the deposited funds or obligations for payment.
The U.S. Issuer or the U.K. Issuer, as applicable, must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such Debt Securities to recognize income, gain or loss for U.S. federal income tax purposes. The U.S. Issuer or the U.K. Issuer, as applicable, may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Governing Law
The Debt Securities, the Guarantees and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
Deutsche Bank Trust Company Americas, 1 Columbus Circle, 17th Floor, New York, NY 10019, will be the Trustee. The Trustee will be required to perform only those duties that are specifically set forth in the Indenture, except when a default has occurred and is continuing with respect to the Debt Securities of which a responsible officer of the Trustee has received written notice. After a default, the Trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the Trustee will be under no obligation whatsoever to exercise any of the powers vested in it by the Indenture at the request of any holder of Debt Securities unless such holder offers the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising those powers.
No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees
No recourse for the payment of the principal of or other amounts on any of the Debt Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the applicable Issuer or the Company in the Indenture, or in any of the Debt Securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, limited partner, stockholder, officer, director, employee or controlling person of the applicable Issuer or the Company or of any successor persons thereof. Each noteholder, by accepting the Debt Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

DESCRIPTION OF ORDINARY SHARES AND NON-VOTING PREFERENCE SHARES
General
Haleon may offer Ordinary Shares by this prospectus. The Selling Securityholders may also sell Ordinary Shares (including interests in Ordinary Shares held indirectly through holdings of ADSs) that they hold as of the date of this prospectus. This prospectus also covers any additional Ordinary Shares that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement. This section summarizes the material terms of Haleon’s Ordinary Shares as set out in Haleon’s articles of association. This summary is qualified in its entirety by reference to the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time, which we refer to together as the “Companies Act” and Haleon’s articles of association. Information on where investors can obtain a copy of the articles of association, which are filed as an exhibit to the 2022 Annual Report, is provided under “Where You Can Find More Information About Us.”
All of Haleon’s Ordinary Shares are fully paid. Accordingly, no further contribution of capital may be required by Haleon from the holders of such shares. Haleon’s Ordinary Shares are capable of being held in certificated and uncertificated form under “CREST.” CREST is an electronic settlement system in the U.K. which enables Haleon’s Ordinary Shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form.
Haleon’s Ordinary Shares are admitted to the premium listing segment of the Official List of the Financial Conduct Authority of the U.K. (“FCA”) and trading on the main market for listed securities of the London Stock Exchange plc (“LSE”) under the symbol “HLN.”
Share Capital of the Company
Issued share capital of the Company
As of July 3, 2023, the Ordinary Share capital of the Company was held as follows:
Shareholder	Class	Number of shares	Voting rights
Pfizer (including interests in Ordinary Shares held indirectly through holdings of ADSs)	Ordinary Shares	2,955,063,626	32.00 per cent.
GSK and certain controlled undertakings of GSK	Ordinary Shares	955,320,110	10.35 per cent.
Other holders of Ordinary Shares (including interests in Ordinary Shares held indirectly through holdings of ADSs)	Ordinary Shares	5,324,190,095	57.65 per cent
The Ordinary Shares have a nominal value of £0.01 each. The Non-Voting Preference Shares have a nominal value of £1 each and are fully paid. The Non-Voting Preference Shares are not listed on the LSE or any other exchanges.
Holders of Ordinary Shares who the Company believes are or may be Designated Persons1 are not permitted to dispose of their Ordinary Shares or any legal or beneficial interest in any of them without the prior written consent of the Company. The Ordinary Shares are otherwise freely transferable and there are no restrictions on transfer.

1
“Designated Person” is (A) any person listed on a Sanctions List (as defined in the Articles of Association); or (B) any other person, in each case where it would be unlawful, by virtue of any Sanctions Law (as defined in the Articles of Association) applicable to the Company, for the Company or any of its directors, officers, or employees to make available to such person, or to otherwise facilitate dealings by such person in, any shares in the company or the benefit of any rights attaching to such shares.

The Ordinary Shares are registered with ISIN number GB00BMX86B70 and SEDOL number BMX86B7.
History of the share capital
On incorporation, two ordinary shares of £1 each in the capital of the Company were issued and have been fully paid up in cash. Subsequently, two further ordinary shares of £1 each in the capital of the Company were issued and have been fully paid up in cash. In addition, redeemable preference shares of £1 each (the “Redeemable Shares”) were issued and were fully paid up in cash. The Redeemable Shares were redeemed by the Company on April 11, 2022.
On May 23, 2022, the Company issued 16 ordinary shares of £1 each which were fully paid up in cash. Immediately following that issuance, the Company consolidated its 20 ordinary shares of £1 each into four ordinary shares of £5 each and then sub-divided such shares into sixteen ordinary shares of £1.25 each.
Prior to U.K. Admission, David Redfern, Adam Walker, Victoria Whyte and Subesh Williams, in their capacity as shareholders of the Company, passed a special resolution of the Company approving the capital reduction in accordance with section 641(1)(b) of the Companies Act, pursuant to which the Company:
•
cancelled and extinguished £1.24 of the nominal value of each Ordinary Share; and

•
cancelled and extinguished all amounts standing to the credit of the Company’s share premium account, with all amounts so reduced being credited to the Company’s profit and loss reserve (the “Capital Reduction”).

Implementation of the Capital Reduction was completed on August 3, 2022.
The purpose of the Capital Reduction was to create additional distributable reserves in the Company, which the Company can then use to support future distributions to shareholders in accordance with its stated dividend policy. Aggregate distributable reserves of £22,057,623,030 were created by the Capital Reduction. The Capital Reduction became effective on August 3, 2022, at which point the nominal value of each Ordinary Share was reduced from £1.25 to 1 pence.
GSK and the Company implemented the Company’s demerger on July 15, 2022, which resulted, among other things, in the Company becoming the ultimate holding company of the Group and holders of GSK shares and GSK ADSs as at the record time receiving Ordinary Shares and ADSs, respectively.
Shortly following the Company’s demerger, GSK, Pfizer, the SLPs (being Scottish limited partnerships controlled by GSK and set up to provide a funding mechanism pursuant to which GSK will provide additional funding for GSK’s U.K. pension schemes) and the Company implemented certain share exchanges which resulted in, among other things, the following alterations to the share capital of the Company:
•
the Company allotted and issued to GSK 502,727,073 Ordinary Shares. The number of Ordinary Shares held by GSK at U.K. Admission represented 5.44 per cent. of the total issued share capital of the Company;

•
the Company allotted and issued to the SLPs 692,593,037 Ordinary Shares, resulting in the SLPs holding, on U.K. Admission, Ordinary Shares representing 7.5 per cent. of the total issued share capital of the Company (to the nearest whole Ordinary Share); and

•
the Company allotted and issued to Pfizer: (i) 25 million Non-Voting Preference Shares; and (ii) 2,955,063,626 Ordinary Shares (including interests in Ordinary Shares held indirectly through holdings of ADSs), resulting in Pfizer holding, on U.K. Admission, Ordinary Shares representing 32 per cent. of the total issued share capital of the Company (to the nearest whole Ordinary Share).

Immediately following the issue of shares described in the third bullet above, Pfizer sold its entire holding in the Non-Voting Preference Shares to one or more third party investor(s).
Information about Ordinary Shares and Non-Voting Preference Shares
Description and type of securities
The Ordinary Shares are fully paid ordinary shares with a nominal value of £0.01 each. The Company has one class of ordinary shares.

The Non-Voting Preference Shares are fully paid non-voting preference shares with a nominal value of £1 each carrying preferential rights in respect of both dividends and distributions of capital. The Company has one class of preference shares in issue.
The Ordinary Shares and the Non-Voting Preference Shares are credited as fully paid and free from all liens, equities, charges, encumbrances and other interests.
The Non-Voting Preference Shares rank pari passu with all other Non-Voting Preference Shares and carry preferential dividend rights ahead of the Ordinary Shares, entitling the holder to quarterly cumulative dividends at a fixed rate of 9.5 per cent. per annum for a period of five years from the date of the issue of the Non-Voting Preference Shares, following which the rate shall be reset for each subsequent period of five consecutive years at the rate which is equal to the Bank of England base rate prevailing at the time of reset plus 7.5 per cent.
Dividends on the Non-Voting Preference Shares which have become due and payable in accordance with the Articles are required to be paid in full before any repurchases or distributions can be made with respect to the Ordinary Shares. The Non-Voting Preference Shares also carry preferential rights to participate in any distribution of capital in the event of the insolvency of the Company (including on a winding-up of the Company) up to an amount equal to their nominal value plus accrued dividend and any arrears or deficiency in amount of the cumulative dividend.
The dividend paying agent for the Haleon shareholders is Equiniti Limited, Aspect House, Spencer Road, Lancing BN99 6DA, United Kingdom.
The Ordinary Shares rank behind the Non-Voting Preference Shares, as described in the preceding paragraph, and pari passu with all other Ordinary Shares for dividends and distributions on shares of the Company declared, made or paid after their issue.
Further detail on the rights attaching to the Ordinary Shares and the Non-Voting Preference Shares is set out in “— Rights attached to the Ordinary Shares and the Non-Voting Preference Shares.”
Legislation under which the Ordinary Shares were created
The Ordinary Shares and the Non-Voting Preference Shares have been created under the Companies Act.
Listing
The Ordinary Shares are admitted to the premium listing segment of the Official List of the FCA and listed on the main market for listed securities of the LSE under the ticker symbol “HLN.” The Company has been included in the FTSE U.K. Index Series.
The ADSs are listed on the NYSE under the ticker symbol “HLN.”
No application has been made for admission of Ordinary Shares to trading on any other stock exchange (nor is it the current intention of the Company to make any such application in future).
There is no prior trading record for the Ordinary Shares.
No application has been made for admission of the Non-Voting Preference Shares to trading on any stock exchange, nor is it the current intention of the Company to make any such application in future. There is no prior trading record for the Non-Voting Preference Shares.
Form and currency of the Ordinary Shares and the Non-Voting Preference Shares
The Ordinary Shares and the Non-Voting Preference Shares are in registered form and are capable of being held in certificated and uncertificated form. The registrar of the Company is Equiniti Limited (“Registrar”).
Title to the certificated Ordinary Shares and Non-Voting Preference Shares is evidenced by entry in the register of members of the Company and title to uncertificated Ordinary Shares and Non-Voting Preference

Shares is evidenced by entry in the operator register maintained by the Registrar (which will form part of the register of members of the Company).
No share certificates will be issued in respect of Ordinary Shares or Non-Voting Preference Shares in uncertificated form. No temporary documents of title have been or will be issued in respect of the Ordinary Shares or the Non-Voting Preference Shares.
The Ordinary Shares and the Non-Voting Preference Shares have joined CREST, the computerized, paperless system for settlement of sales and purchases of shares in the London securities market.
The Ordinary Shares and the Non-Voting Preference Shares are denominated in Pounds Sterling and the Ordinary Shares are quoted in Pounds Sterling on the LSE.
Resolutions passed by shareholders of the Company
Authorizations relating to the share capital of the Company
On April 20, 2023, the shareholders of the Company passed the following resolutions relating to the share capital of the Company in substitution for all subsisting authorities:
(A)
an ordinary resolution that the Directors be generally and unconditionally authorized, in accordance with section 551 of the Companies Act, in substitution for all subsisting authorities, to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company:

(i)
up to an aggregate nominal amount of £30,780,000; and

(ii)
comprising equity securities (as defined in the Companies Act) up to an aggregate nominal amount of £61,560,000 (including within such limit the nominal value of any shares issued or rights granted as described in paragraph (i) above) in connection with an offer to:

(a)
holders of Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and

(b)
holders of other equity securities if this is required by the rights of those securities or, if the Directors consider it necessary, as permitted by the rights of those securities, and so that the Directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with Treasury Shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory, or any matter whatsoever.

These authorities shall expire at the end of the annual general meeting of the Company to be held in 2024 or, if earlier, at the close of business on June 30, 2024, but in each case, so that the Company may make offers or enter into any agreements during the relevant period which would, or might, require relevant securities to be allotted after the authority expires and the Directors may allot relevant securities in pursuance of such offer or agreement as if the relevant authority conferred hereby had not expired;
(B)
a special resolution that, subject to the passing of the resolution described in paragraph (A) above, and in substitution for all subsisting authorities, the Directors be empowered to allot equity securities (as defined in the Companies Act) for cash under the authority given by that resolution and/or to sell Ordinary Shares held by the Company as treasury shares for cash as if section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited:

(i)
to the allotment of equity securities and sale of treasury shares in connection with an offer of, or invitation to apply for, equity securities:

(a)
to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(b)
to holders of other equity securities if this is required by the rights of those securities or, if the Directors consider it necessary, as permitted by the rights of those securities, and so that the Directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with Treasury Shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory, or any matter whatsoever; and

(ii)
to the allotment of equity securities or sale of treasury shares (otherwise than under paragraph (i) above) up to a nominal amount of £4,610,000,

such power to expire at the end of the Company’s annual general meeting to be held in 2024 (or, if earlier, June 30, 2024), but, in each case, prior to its expiry, the Company may make offers and enter into agreements which would or might require equity securities to be allotted (and Treasury Shares to be sold) after the power ends, and the Directors may allot equity securities (and sell Treasury Shares) under any such offer or agreement as if the authority had not expired;
(C)
a special resolution that, subject to the passing of the authority described in paragraph (A) above, the Directors be empowered in addition to any authority described in paragraph (B) above to allot equity securities (as defined in the Companies Act) for cash under the authority described in paragraph (A) and/or to sell Ordinary Shares held by the Company as treasury shares for cash as if section 561 of the Companies Act did not apply to any such allotment or sale, such power to be:

(i)
limited to the allotment of equity securities or sale of treasury shares up to a nominal amount of £4,610,000; and

(ii)
used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the Directors determine to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-Emption Rights published by the Pre-Emption Group in 2015, such power to apply until the end of the Company’s annual general meeting to be held in 2024 (or, if earlier, June 30, 2024) but, during this period, the Company may make offers and enter into agreements which would or might require equity securities to be allotted (and Treasury Shares to be sold) after the power ends, and the Directors may allot equity securities (and sell Treasury Shares) under any such offer or agreement as if the authority conferred hereby had not expired;
(D)
a special resolution that the Company be generally and unconditionally authorized for the purposes of section 701 of the Companies Act to make market purchases (within the meaning of section 693(4) of the Companies Act) of its own Ordinary Shares provided that the:

(i)
maximum number of Ordinary Shares hereby authorized to be purchased is 923,000,000;

(ii)
minimum price, exclusive of expenses, which may be paid for each Ordinary Share is the nominal value of such share;

(iii)
maximum price, exclusive of expenses, which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to five per cent. above the average market value for the Company’s Ordinary Shares for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and (ii) the higher of the price of the last independent trade and the highest current independent purchase bid at the time on the trading venue on which the purchase is carried out; and

(iv)
authority conferred as described under this paragraph (D) shall, unless renewed prior to such time, expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on July 20, 2024) (except in relation to the purchase of shares the contracts for which are concluded before such expiry and which are executed wholly or partly after such expiry);

(E)
a special resolution for the purposes of section 694 of the Companies Act to approve the terms of a contract to be entered into between the Company and Pfizer Inc., providing for off-market purchases from Pfizer (or its nominees) of Ordinary Shares at such times and at such prices and in such numbers and otherwise on the other terms and conditions set out in the contract, and to authorize the Company to make such off-market purchases from Pfizer (or its nominee(s)) on a consensual basis (such authority, unless previously varied, revoked or renewed, to expire at the conclusion of the next annual general meeting of the Company or July 20, 2024 (whichever is earlier), save that where the Company concludes a contract to purchase Ordinary Shares pursuant to the authority hereby conferred prior to the expiry of such authority (which will or may be executed wholly or partly after such expiry), it may make a purchase of Ordinary Shares pursuant to such contract as if the authority had not expired); and

(F)
a special resolution for the purposes of section 694 of the Companies Act to approve the terms of a contract to be entered into between the Company Glaxo Group Limited, GSK (No.1) Scottish Limited Partnership, GSK (No.2) Scottish Limited Partnership and GSK (No.3) Scottish Limited Partnership (together, the “GSK Shareholders”) providing for off-market purchases from the GSK Shareholder(s) (or its nominees) of Ordinary Shares at such times and at such prices and in such numbers and otherwise on the other terms and conditions set out in the contract, and to authorize the Company make such off-market purchases from the GSK Shareholders (or its nominee(s)) on a consensual basis (such authority, unless previously varied, revoked or renewed, to expire at the conclusion of the next annual general meeting of the Company or July 20, 2024 (whichever is earlier), save that where the Company concludes a contract to purchase Ordinary Shares pursuant to the authority hereby conferred prior to the expiry of such authority (which will or may be executed wholly or partly after such expiry), it may make a purchase of Ordinary Shares pursuant to such contract as if the authority had not expired).

Authority to make donations to political organizations and political expenditure
On April 20, 2023, the shareholders passed the following ordinary resolution: for the purposes of sections 366 and 367 of the Companies Act, the Company and all companies that are or become, at any time during the period for which this authorization has effect, subsidiaries of the Company, are authorized in aggregate to:
•
make political donations, as defined in section 364 of the Companies Act, to political parties and/or independent electoral candidates, as defined in section 363 of the Companies Act, not exceeding £50,000 in total;

•
make political donations to political organizations other than political parties, as defined in section 363 of the Companies Act, not exceeding £50,000 in total; and

•
incur political expenditure, as defined in section 365 of the Companies Act, not exceeding £50,000 in total, in each case during the period beginning with the date of passing this resolution and ending at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on June 30, 2024). In any event, the aggregate amount of political donations and political expenditure made or incurred under this authority shall not exceed £100,000.

Authority to call general meetings on 14 days’ notice
On April 20, 2023, the shareholders of the Company passed the following special resolution: that a general meeting of the Company other than an annual general meeting may be called on no less than 14 clear days’ notice.
Authority for the Audit & Risk Committee to determine the remuneration of the auditors
On April 20, 2023, the shareholders of the Company passed the following ordinary resolution: that the Audit & Risk Committee of the Company be authorized to determine the remuneration of the auditors.

Taxation
Certain information on taxation in the U.K. and the U.S. is set out in “Taxation” below. The information contained in “Taxation” is intended only as a general guide to the current tax position in the U.K. and the U.S. for the Haleon shareholders described therein.
Rights attached to the Ordinary Shares and the Non-Voting Preference Shares
Ordinary Shares
All the Ordinary Shares rank pari passu in all respects. There are no conversion or exchange rights attaching to the Ordinary Shares, and all the Ordinary Shares have equal rights to participate in capital, dividend and profit distributions by the Company.
Subject to the provisions of the Companies Act, any equity securities issued by the Company for cash must first be offered to Haleon shareholders in proportion to their holdings of Ordinary Shares. The Companies Act and the rules made by the FCA in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 of the U.K., as amended from time to time (the “U.K. Listing Rules”) allow for the disapplication of pre-emption rights which may be approved by a special resolution of the Haleon shareholders, either generally or specifically, for a maximum period not exceeding five years. A resolution to this effect was most recently passed on April 20, 2023 and is summarized in “— Resolutions passed by shareholders of the Company.”
Except in relation to dividends which have been declared and rights on a liquidation of the Company, the Haleon shareholders have no rights to share in the profits of the Company. The Ordinary Shares rank behind the Non-Voting Preference Shares, and pari passu with all other Ordinary Shares, for dividends and distributions on Ordinary Shares declared, made or paid after their issue.
The Ordinary Shares are not redeemable. However, the Company may purchase or contract to purchase any of the Ordinary Shares on- or off-market, subject to the Companies Act and the requirements of the U.K. Listing Rules. The Company may purchase Ordinary Shares only out of distributable reserves or the proceeds of a new issue of shares made to fund the repurchase.
Further details of the rights attached to the Ordinary Shares in relation to attendance and voting at general meetings, entitlements on a winding-up of the Company, transferability of Ordinary Shares and dividends are set out in the section entitled “Rights Attaching to Ordinary Shares” below.
Rights Attaching to Ordinary Shares
Share rights
Subject to any rights attached to existing Ordinary Shares and Non-Voting Preference Shares, the Company may issue shares with such rights and restrictions as the Company may by ordinary resolution decide, or (if there is no such resolution or so far as it does not make specific provision) as the Board may decide. Such rights and restrictions apply as if they were set out in the Articles of Association. The Company may issue redeemable shares, subject to any rights attached to existing Ordinary Shares and Non-Voting Preference Shares. The Board may determine the terms and conditions and the manner of redemption of any redeemable shares so issued. Such terms and conditions apply to the relevant shares as if they were set out in the Articles of Association.
Variation of rights
Subject to applicable legislative provisions, all or any of the rights attached to any existing class of shares (including the Ordinary Shares) may from time to time (whether or not the Company is being wound up) be varied or abrogated in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of at least 75 per cent. of the shareholders in nominal value of the Ordinary Shares (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a validly called and conducted separate general meeting of the shareholders.

Calls
Subject to the terms of issue, the Board may from time to time make calls upon the shareholders of any moneys unpaid on their Ordinary Shares (whether on account of the nominal amount of the Ordinary Shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each shareholder shall (subject to the Company serving upon the shareholder at least 14 clear days’ written notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the shareholder’s Ordinary Shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the Board may decide. A shareholder upon whom a call is made shall remain liable jointly and severally with the successors in title to such shareholder’s Ordinary Shares for all calls made upon them notwithstanding the subsequent transfer of the Ordinary Shares in respect of which the call was made.
Voting rights
Shareholders are entitled to vote at a general meeting or class meeting on a poll. Under the Articles of Association, any resolution put to a vote at a general meeting of the Company shall be decided on a poll. The Act and the Articles of Association of the Company provide that on a poll every shareholder has one vote per Ordinary Share held by them and a shareholder may vote in person or by one or more proxies. Where a shareholder appoints more than one proxy, the proxies appointed by them taken together have the same voting rights as the shareholder could exercise in person.
In the case of joint holders of an Ordinary Share the vote of the senior who tenders a vote, whether in person or by proxy, is accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the register in respect of the joint holding.
Restrictions on voting
A shareholder is not entitled to vote at any general meeting or class meeting in respect of any Ordinary Share held by them if any call or other sum then payable by them in respect of that Ordinary Share remains unpaid or if that Shareholder has been served with a restriction notice (as defined in the Articles of Association) after failure to provide the Company with information concerning interests in those Ordinary Shares required to be provided under the Act.
Dividends and other distributions
The Company may by ordinary resolution from time to time declare dividends not exceeding the amount recommended by the Board. Subject to the Act, the Board may pay interim dividends, and also any fixed rate dividend, whenever the financial position of the Company, in the opinion of the Board, justifies its payment. If the Board acts in good faith, it is not liable to holders of Ordinary Shares or Non-Voting Preference Shares with preferred or pari passu rights for losses arising from the payment of interim or fixed dividends on other Ordinary Shares or Non-Voting Preference Shares.
The Board may withhold payment of all or any part of any dividends or other moneys payable in respect of Ordinary Shares from a person with a 0.25 per cent. or greater holding, in number or nominal value, of such shares (in each case, calculated exclusive of any such shares held as treasury shares) (in this paragraph, a “0.25 per cent. interest”) if such a person has been served with a restriction notice (as defined in the Articles of Association) after failure to provide the Company with information concerning interests in those Ordinary Shares required to be provided under the Act.
Dividends on the Non-Voting Preference Shares which have become due and payable in accordance with the Articles are required to be approved and paid in full before any repurchases or distributions can be made with respect to the Ordinary Shares.
Except insofar as the rights attaching to, or the terms of issue of, any Ordinary Share otherwise provide, all dividends are apportioned and paid pro rata as between the Ordinary Shares according to the amounts paid up on the Ordinary Share during any portion of the period in respect of which the dividend is paid. Dividends may be declared or paid in any currency.

The Board may, if authorized by an ordinary resolution of the Company, offer shareholders (excluding any shareholder holding Ordinary Shares as treasury shares) in respect of any dividend the right to elect to receive Ordinary Shares by way of scrip dividend instead of cash.
Any dividend unclaimed after a period of six years from the date when it was declared or became due for payment is forfeited and reverts to the Company unless the Board decides otherwise.
The Board may decide on the way dividends or other money payable in cash relating to an Ordinary Share are paid, including deciding on different methods of payment for different shareholders or groups of shareholders. If the Board has decided on different methods of payment, it may also give shareholders the option of choosing in which of these ways they would like to receive payment or it may specify that a particular method of payment will be used unless shareholders choose otherwise. If shareholders fail to provide the necessary details to enable payment of the dividend or other amount payable to them or if payment cannot be made using the details provided by the shareholder, the dividend or other amount payable will be treated as unclaimed.
The Company may cease to employ any means of payment, including intra-bank transfers or other electronic means, for dividends if (i) for any one dividend the payment by any method has failed (including where the payment has been rejected or refunded) and reasonable enquiries have failed to establish any new account of the registered holder; or (ii) in respect of any payments to be made via check, any hard copy notice, document or other information served on or sent or supplied to a member of the Company has been returned to the Company undelivered and the relevant member has not supplied to the Company (or its agent) a new registered address, or a postal address within the United Kingdom or the United States for the service of notices and the despatch or supply of documents and other information. The Company must recommence sending dividend payments if the holder or person entitled by transmission requests such recommencement in writing (and provides any information reasonably required by the Company to enable it to do so).
Rights on a winding up
The Non-Voting Preference Shares carry preferential rights to participate in a distribution of capital in the event of insolvency (including on a winding-up) up to an amount equal to their nominal value plus accrued dividend and any arrears or deficiency in amount of the cumulative dividend.
The Ordinary Shares do not carry any rights to participate in a capital distribution (including on a liquidation) other than those that exist as a matter of law. Under the Act, upon a liquidation, after the claims of creditors have been satisfied and subject to any special rights attaching to any other class of shares in the Company (including the Non-Voting Preference Shares), surplus assets (if any) are distributed among the shareholders in proportion to the number and nominal amounts of their Ordinary Shares.
Pre-emption rights
The rights of shareholders to participate pre-emptively in any allotment of equity securities are prescribed by the Act. Under the Act, subject to certain statutory exceptions, a company proposing to allot equity securities (which includes the grant of rights to subscribe for shares) must first offer them on the same or more favorable terms to each holder of shares pro rata to their existing shareholding. The statutory pre-emption right also applies to a sale of shares that, immediately before the sale, were held by the Company as treasury shares. The Act allows this statutory pre-emption right to be disapplied by special resolution so that the Directors may allot shares as if the pre-emption provisions did not apply, either in relation to a general authority to allot shares or in relation to a specified allotment of equity securities.
The statutory pre-emption regime does not apply to: the allotment or transfer of Ordinary Shares under an employees’ share scheme; the allotment of bonus shares; or an allotment of equity securities that are paid up wholly or partly otherwise than in cash.
Transfer of shares
The Ordinary Shares are in registered form. Any Ordinary Share may be held in uncertificated form and, subject to the Articles of Association, title to uncertificated Ordinary Shares may be transferred by means of a relevant system. Provisions of the Articles of Association do not apply to any uncertificated Ordinary Shares to the extent that such provisions are inconsistent with the holding of Ordinary Shares in uncertificated form, with the transfer of Ordinary Shares by means of a relevant system, with any provision of the legislation relating to the holding, evidencing of title to, or transfer of uncertificated shares.
Subject to the Articles of Association, any shareholder may transfer all or any of their certificated Ordinary Shares by an instrument of transfer in any usual form or in any other form which the Board may approve. The instrument of transfer must be signed by or on behalf of the transferor and (in the case of a partly-paid Ordinary Share) the transferee.
The transferor of an Ordinary Share is deemed to remain the holder until the transferee’s name is entered in the register.
The Board can decline to register any transfer of any Ordinary Share which is not a fully paid Ordinary Share. The Board may also decline to register a transfer of a certificated Ordinary Share unless the instrument of transfer:
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is duly stamped or certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty and is accompanied by the relevant share certificate and such other evidence of the right to transfer as the Board may reasonably require;

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is in respect of only one class of Ordinary Share; and

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if to joint transferees, is in favor of not more than four such transferees.

Registration of a transfer of an uncertificated Ordinary Share may be refused in the circumstances set out in the uncertificated securities rules (as defined in the Articles of Association) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated Ordinary Share is to be transferred exceeds four. The Board may decline to register a transfer of any of the Company’s certificated Ordinary Shares Share by a person with a 0.25 per cent. interest if such a person has been served with a restriction notice (as defined in the Articles of Association) after failure to provide the Company with information concerning interests in those shares required to be provided under the Act, unless the transfer is shown to the Board to be pursuant to an arm’s length sale (as defined in the Articles of Association).
Sub-division of share capital
Any resolution authorizing the Company to sub-divide any of its Ordinary Shares may determine that, as between the Ordinary Shares resulting from the sub-division, any of them may have a preference, advantage or deferred or other right or be subject to any restriction as compared with the others.
Restrictions in respect of Designated Persons
The Articles of Association contain provisions empowering the Company to apply certain restrictions and to take certain actions in relation to Ordinary Shares (“Restricted Shares”) where the Company believes the holder of such shares is or may be a Designated Person (a “Restricted Person”).
In respect of any Restricted Shares:
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all of the rights attaching to the Restricted Shares, including (but not limited to) any rights to attend and vote at general meetings of the Company, rights to receive dividends and other distributions from the Company and to otherwise participate in the assets of the Company (including on a winding up) are suspended and cease to have effect;

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no interest accrues on any dividend (or capital return) paid to the Company’s shareholders generally but withheld from the Restricted Person in accordance with the above sub-paragraph;

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the directors of the Company are entitled to take steps to ensure that any Restricted Shares held in uncertificated form are immediately converted into certificated form, and that any Restricted Shares held in certificated form are not converted into uncertificated form;

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the Restricted Person is prohibited from disposing of the Restricted Shares or any legal or beneficial interest in any of them without the prior written consent of the Company; and

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the Company may, on giving written notice to the relevant Restricted Person, authorize any director of the Company or the company secretary (who are deemed to be appointed as the Restricted Person’s attorney) to transfer the Restricted Shares to a subsidiary undertaking of the Company (a “Restricted Share Trustee”) to hold on trust for the Restricted Person on the terms set out in the Articles of Association.

The restrictions described above will apply to any Restricted Shares held by a Restricted Person unless and until the directors are satisfied that the Restricted Person has ceased to be a Designated Person (a “Released Person”). Any person whose shares in the Company are Restricted Shares and who believes that they have ceased to be a Designated Person may give written notice to the Company confirming that they believe that they have ceased to be a Designated Person and the date(s) on which such change became effective (a “Release Notice”). However, the decision as to whether and when a person’s shares cease to be Restricted Shares is ultimately a decision for the directors (at their sole discretion); the directors do not have to receive a Release Notice, for example, before determining that a Restricted Person has become a Released Person.
If at any time the directors determine that a Restricted Person has become a Released Person, the restrictions described above will cease to apply in respect of that person’s shares with immediate effect from the time of such determination and the Company is required, as soon as reasonably practicable and if applicable, to: (i) procure that any Restricted Shares converted into certificated form are converted back into uncertificated form; (ii) pay, without interest, to the Released Person or their nominee (provided that such nominee is not itself a Designated Person) any moneys relating to the Released Person’s shares which were withheld from the Released Person while their shares in the Company were Restricted Shares; and (iii) procure that the legal title to any Restricted Shares transferred to a Restricted Share Trustee is returned to the Released Person or their nominee (provided that such nominee is not itself a Designated Person).
Non-Voting Preference Shares
The Non-Voting Preference Shares are fully paid non-voting preference shares with a nominal value of £1 each. Each Non-Voting Preference Share is redeemable in whole at the option of the Company or redeemable at the option of each relevant Non-Voting Preference Shareholder in respect of its entire holding of Non-Voting Preference Shares on any date falling not less than five years after the date on which that Non-Voting Preference Share was issued or, if earlier, on the Company undergoing a change of control. Such redemption shall be at the nominal value of the relevant Non-Voting Preference Shares plus the amount, if any, of all accrued but unpaid dividends on the Non-Voting Preference Shares. The Company has one class of non-voting preference shares.
The Non-Voting Preference Shares do not confer any voting rights, other than in respect of matters that entail a variation of the class rights attaching to the Non-Voting Preference Shares, in which case each Non-Voting Preference Share confers one vote at a separate class meeting of the Non-Voting Preference Shareholders convened in order to consider a proposed variation of class rights.
The Non-Voting Preference Shares rank pari passu with all other Non-Voting Preference Shares and have preferential dividend rights ahead of the Ordinary Shares, entitling Non-Voting Preference Shareholders to quarterly cumulative dividends at a fixed rate of 9.5 per cent. per annum for a period of five years from the date of the issue of the Non-Voting Preference Shares, following which the rate shall be reset for each subsequent period of five consecutive years at the rate which is equal to the Bank of England base rate prevailing at the time of reset plus 7.5 per cent. Dividends on the Non-Voting Preference Shares which have become due and payable in accordance with the Articles are required to be paid in full before any repurchases or distributions can be made with respect to the Ordinary Shares. The Non-Voting Preference Shares also carry preferential rights to participate in a distribution of capital in the event of insolvency (including on a winding-up) up to an amount equal to their nominal value plus accrued dividend and any arrears or deficiency in amount of the cumulative dividend.
The Ordinary Shares rank behind the Non-Voting Preference Shares, as described in the preceding paragraph, and pari passu with all other Ordinary Shares for dividends and distributions on Ordinary Shares of the Company declared, made or paid after their issue.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
General
The Ordinary Shares of Haleon may be issued in the form of ADSs, and Ordinary Shares may be deposited with the Depositary in exchange for the issuance of ADRs evidencing ADSs representing such deposited Ordinary Shares in accordance with the Deposit Agreement. Each of our ADSs represents two Ordinary Shares. In addition, the Selling Securityholders may sell ADSs by this prospectus.
The Depositary acts as the depositary with respect to Haleon’s ADSs, which are evidenced by ADRs, in accordance with the Deposit Agreement. Each ADS represents an ownership interest in two Ordinary Shares deposited with the custodian (the “Custodian”), as agent of the Depositary, under the Deposit Agreement. Each ADS also represents any other securities, cash or other property which may be held by the Depositary from time to time in respect of or in lieu of deposited Ordinary Shares.
The principal executive office of the Depositary and the office at which the ADRs will be administered is currently located at 383 Madison Avenue, Floor 11, New York, New York 10179, United States. The Depositary is a national banking association organized under the laws of the United States.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly (i.e., by having an ADR representing ADSs registered in your name on the books of the Depositary), you may be entitled to assert the rights of a holder of ADSs described in this section. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of a holder of ADSs described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Haleon will not treat holders of ADSs as shareholders, unless they withdraw the Ordinary Shares underlying such ADSs in accordance with the Deposit Agreement and applicable laws and regulations, and holders of ADSs will not have rights as holders of Ordinary Shares, other than the rights that they have pursuant to the Deposit Agreement. English law and the Articles of Association govern the rights of holders of Ordinary Shares. The Depositary will be the holder of the Ordinary Shares underlying your ADSs. As a holder of ADSs, you will have the rights set out in the Deposit Agreement. The Deposit Agreement also sets out the rights and obligations of the Depositary.
The following is a summary of the material terms of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR, which contain the terms of the ADSs. Please see “Where You Can Find More Information About Us” for information on how you can obtain a copy of the Deposit Agreement. Copies of the Deposit Agreement are also available for inspection at the offices of the Depositary.
Voting
The Depositary or, if the deposited securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the constituent documents of the Company, irrevocably appointed each holder for the time being on the record date (the “Voting Record Date”) fixed by the Depositary in respect of any meeting (at which holders of deposited securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the deposited securities represented by the ADRs evidencing ADSs registered on the books of the Depositary in the name of such holder on the Voting Record Date. In respect of any such meeting each such holder can appoint any person as its substitute proxy to attend, vote and speak on behalf of the holder subject to and in accordance with the provisions of the Deposit Agreement and the constituent documents of the Company.
As soon as practicable after receipt of notice of any meeting at which the holders of deposited securities are entitled to vote, or of solicitation of consents or proxies from holders of deposited securities, the Depositary shall fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company shall, distribute to holders of record on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) an ADR proxy card in a form prepared by the Depositary, (c) a statement that each holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company’s constituent documents and the provisions of or governing the deposited securities, either (i) to use such ADR proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Ordinary Shares or other deposited securities represented by ADSs evidenced by such holder’s ADRs, or (ii) to appoint any other person as the substitute proxy of such holder, solely with respect to the Ordinary Shares or other deposited securities represented by ADSs evidenced by such holder’s ADRs, or (iii) to renounce the proxy initially provided by the Depositary or its nominee to such holder or such holder’s substitute proxy and to provide voting instructions to the Depositary as to the exercise of the voting rights, pertaining to the Ordinary Shares or other deposited securities represented by ADSs evidenced by their respective ADRs (“Voting Instructions”), and (d) if the Depositary is to be given Voting Instructions by such holders, a brief statement as to the manner in which Voting Instructions may be given to the Depositary. Each holder shall be solely responsible for the forwarding of voting information to the persons or entities having a beneficial ownership interest in ADSs (the “Beneficial Owner”) evidenced by ADRs registered in such holder’s name. There is no guarantee that holders and Beneficial Owners generally or any holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable such holder or Beneficial Owner to return any Voting Instructions to the Depositary in a timely manner or for the holder to arrange to attend, vote and/or speak at the relevant meeting. The Company shall provide notice to the Depositary of such vote or meeting in a timely manner and at least 30 days prior to the date of such vote or meeting (unless less than 30 days’ notice of the meeting has been given in accordance with the Company’s Articles of Association and English law, in which case the Company will provide to the Depositary such advance notice of the meeting as may be possible under the circumstances); provided that if the Depositary receives less than 30 days’ notice of such vote or meeting, the Depositary shall only make such distribution to the extent it deems it to be practicable.
Upon actual receipt by the ADR department responsible for proxies and Voting Instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC) of a holder on the Voting Record Date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company’s constituent documents and the provisions of the deposited securities, to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with such Voting Instructions insofar as practicable and permitted under the provisions of or governing deposited securities. The Depositary will not itself exercise any voting discretion in respect of any deposited securities. Ordinary Shares or other deposited securities represented by ADSs for which no specific Voting Instructions are received by the Depositary from the holder shall not be voted by the Depositary but may be directly voted by such holder in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the Deposit Agreement and the Company’s constituent documents.
Holders and their substitute proxy (other than the Depositary) shall only be permitted to attend, vote and speak at meetings at which holders of deposited securities are entitled to vote as the proxy of the Depositary or its nominee with respect to the whole number of Ordinary Shares represented by the ADSs evidenced by ADRs held by such holders on the record date set by the Depositary. For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a holder (including, without limitation, instructions from any entity acting on behalf of participants and/or customers of participants within DTC) or their agents, and such registered holder has notified the Depositary that it holds ADRs on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds ADRs on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the deposited securities in accordance with such instructions.
Holders are strongly encouraged to forward their Voting Instructions as soon as possible. Voting Instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such Voting Instructions notwithstanding that such Voting Instructions may have been physically received by the Depositary prior to such time.
Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the holders a notice, after consulting the Company as to the form of such notice to the extent practicable, that provides holders with, or otherwise publicizes to holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
Procedures for Transmitting Notices, Reports and Proxy Soliciting Material
In addition to the procedures for transmitting notices discussed above under “— Voting,” the Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (i) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs and (ii) facilities for the delivery and receipt of ADRs. Title to an ADR (and to deposited securities represented by the ADSs), upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name such ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any Beneficial Owner, unless such Beneficial Owner is the holder hereof. Such ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the holder hereof or by duly authorized attorney upon surrender of ADRs at the Transfer Office upon delivery to the Depositary of proper instruments of transfer, duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it and it shall also close the issuance book portion of the ADR Register when reasonably requested by the Company in order to enable the Company to comply with applicable law.
The Deposit Agreement, the provisions of or governing deposited securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by holders at the offices of the Depositary and its agent or agents, at the Transfer Office, on the SEC website, or upon request from the Depositary (which request may be refused by the Depositary at its discretion). The Depositary will distribute copies of such communications (or English translations or summaries thereof) to holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain reports with the SEC.
“Direct Registration ADR” means an ADR, the ownership of which is recorded on the Direct Registration System.
“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the holders entitled thereto.
Sale or Exercising of Rights
The Depositary will distribute to each holder entitled thereto on the record date set by the Depositary therefor at such holder’s address shown on the ADR Register, in proportion to the number of deposited securities (on which the following distributions on deposited securities are received by the Custodian) represented by ADSs evidenced by such holder’s ADRs: (i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional shares or rights of any nature available to the Depositary as a result of a distribution on deposited securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any USD available to the Depositary from the net proceeds of sales of Rights as in the case of cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization
If the Company makes a dividend payable at the election of the holders of Ordinary Shares in either cash or additional Ordinary Shares that it wishes to be made available to the holders, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to the holders. The Depositary shall make such elective distribution available to the holders only if, among other things, the Company has timely requested that the elective distribution is available to the holders and the Depositary shall have determined that such distribution is reasonably practicable. If the conditions for making the elective distribution available to the holders are satisfied, the Depositary shall establish a record date and procedures to enable the holders to elect the receipt of either cash or additional ADSs. If the conditions for making the elective distribution available to the holders are not satisfied, the Depositary shall, to the extent permitted by law, distribute either cash or additional ADSs to the holders on the basis of the same determination as is made in the local market in respect of the Ordinary Shares for which no election is made. There can be no assurance that holders or Beneficial Owners generally, or any holder and/or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.
To the extent the Depositary deems distribution of securities or property available to the Depositary resulting from any distribution on deposited securities (other than cash, Ordinary Shares or Rights) not to be equitable and practicable, the Depositary may distribute any U.S. Dollars available to the Depositary from net proceeds of sale of such securities or property.
The Depositary may, in its discretion, and shall if reasonably requested by the Company, distribute additional or amended ADRs or cash, securities or property to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any ordinary share distributions or other distributions not distributed to holders or any cash, securities or property available to the Depositary in respect of deposited securities from (and the Depositary is hereby authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company. To the extent the Depositary does not amend ADRs or make a distribution to holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by an ADR shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the holders in accordance with the terms thereof, as soon as reasonably practicable.
For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and communicated to then current holders by mail, the Depositary will distribute any cash to holders solely via electronic funds transfer, except as otherwise provided in this paragraph. In order to receive such amounts, holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Subject to the last sentence of this paragraph, all such amounts owing to holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all holders as of the date that funds are first made available to holders and will neither accrue interest nor be invested for holders while they are being held. A holder will be unable to receive cash dividends or other cash distributions to which it is entitled until such time as such holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose, (ii) transfers such holder’s ADS position into DTC or (iii) cancels its ADSs (whereupon, in the case of a transfer to DTC or a cancellation, such holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf).

Notwithstanding the foregoing, the Depositary shall, if instructed by the Company, distribute cash dividends and other cash distributions by check or by such other means as the Company and the Depositary may agree.
Foreign Exchange Related Matters
To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within J.P. Morgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. Dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.
The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. To the extent the Company provides U.S. Dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction. In such case, the Depositary will distribute the U.S. Dollars received from the Company.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, holders and beneficial owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.
Amendment and Termination of the Deposit Agreement
The form of ADRs evidencing ADSs and any provisions of the Deposit Agreement relating to those ADRs may be amended by the Company and the Depositary. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, transfer or registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of the holders or beneficial owners, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the holders. Every holder and Beneficial Owner of any ADR, at the time an amendment becomes effective, will be deemed to continue to hold such ADR and to consent and agree to the amendment and to be bound by the Deposit Agreement or the ADR as amended. No amendment may impair the right of any holder to surrender ADRs and receive in return the deposited securities represented by the ADSs. If any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders or within any other period of time as required for compliance.
Whenever the Company directs, the Depositary has agreed to terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to the holders then outstanding at least 30 days before the date fixed in the notice of termination. The Depositary may likewise terminate the Deposit Agreement as to ADRs evidencing ADSs by mailing a termination notice to the Company and the holders then outstanding at least 30 days before the date of termination, under the following circumstances: (i) in the event of the Company’s bankruptcy or insolvency, (ii) if the Ordinary Shares cease to be listed on an internationally recognized stock exchange, (iii) if the Company effects (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, except where such transaction was commenced, announced by the Company or notified to the Depositary prior to the effective date of the Deposit Agreement.
After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.
Rights of Holders to Inspect the Transfer Books of the Depositary and the List of Holders
The Depositary will keep books for the registration and transfer of ADRs as well as facilities for the delivery and receipt of ADRs at the Transfer Office. These books will be open for inspection by holders at all reasonable times. However, this inspection may not be for the purpose of communicating with holders in the interest of a business or object other than the Company business or a matter related to the Deposit Agreement or the ADRs.
Restrictions on the Right to Transfer or Withdraw the Underlying Securities
As a condition precedent to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or the withdrawal of any deposited securities, the Company, the Depositary, or Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Ordinary Shares or other deposited securities being registered) and payment of any applicable fees as therein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, as well as such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and ADR, as it may deem necessary or proper, and may also require compliance as the Depositary may deem reasonably necessary or appropriate to comply with any applicable laws, rules, regulations or industry standards or to avoid, prevent or mitigate any potential liability to the Depositary.
The issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, when the ADR Register or any register for deposited securities is closed or when any such action is deemed advisable by the Depositary or the Company at any time or from time to time.
Limitations on the Depositary’s Liability
The Depositary shall not incur any liability to any holder or beneficial owners of ADRs, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the U.K., U.S., or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or the provisions of or governing any deposited securities, or by reason of any provision, present or future, of the Company’s charter, or by reason of any act of God, war, terrorism, epidemic, pandemic, cyber ransomware or malware attack or other circumstances beyond its control, the Depositary shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary incur any liability to any holder or beneficial owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.
The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any holders or beneficial owners of any ADR (including, without limitation, liability with respect to the validity or worth of any deposited securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or wilful misconduct. The Depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners.
The Depositary and its agents shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or in respect of the ADRs. The Depositary shall not be liable to holders or beneficial owners for any action or non-action by it in reliance upon the advice of or information from the Company, legal counsel, accountants, any person presenting Ordinary Shares for deposit, any holder or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.
The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of the Depositary. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not be liable for any acts or omissions to act on the part of the Custodian, except to the extent that any holder has incurred liability directly as a result of the Custodian having (i) committed fraud or wilful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.
The Depositary and its respective agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.
The Depositary shall be under no obligation to inform holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
The Depositary and its agents will not be responsible for any failure to carry out any Voting Instructions to vote any of the deposited securities, for the manner in which Voting Instructions are given, including instructions to give a discretionary proxy to a person designed by the Company, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the Depositary is required to grant a discretionary proxy pursuant to the Deposit Agreement, for any act or omission to act on the part of holders, beneficial owners, the Company or its agents in connection with voting at a meeting, or for the effect of any such vote.
The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.
The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any holder or holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.
The Depositary shall not be liable for the failure by any holder or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability.
The Depositary is under no obligation to provide the holders and beneficial owners, or any of them, with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax or tax consequences that may be incurred by holders and beneficial owners on account of their ownership or disposition of the ADRs or ADSs.
The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.
Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary may use third party delivery services and providers of information regarding matters such as, but not limited to pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services, such as, but not limited to, attendance at meetings of holders of securities of issuers. Although the Depositary will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.
By holding or owning an ADR or ADS or an interest therein, holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving the holders or beneficial owners brought by the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein or hereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or an ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, holders and beneficial owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act, may be only instituted in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).
The Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.
Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither the Company nor the Depositary, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any of them or any other person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought (collectively “Special Damages”) except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the Depositary or its agents acting under the Deposit Agreement, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.
Notwithstanding the limitations on the Depositary’s liability set forth in the Deposit Agreement, no provision of the Deposit Agreement is intended to constitute a waiver or limitation of any rights which any holders or beneficial owners of ADRs may have under the Securities Act or the Exchange Act, to the extent applicable.
Fees and Charges Payable by Holders
Pursuant to the Deposit Agreement, holders may be required to pay various fees to the Depositary, and the Depositary may refuse to provide any service for which a fee is assessed until the applicable fee has been paid. In particular, the Depositary, under the terms of the Deposit Agreement, shall charge (i) a fee of U.S.$5.00 per 100 ADSs (or portion thereof) for the issuance, delivery, reduction, cancellation or surrender (as the case may be) of ADSs, (ii) a fee of U.S.$0.05 or less per ADS held (A) upon which any cash distribution is made pursuant to the Deposit Agreement or (B) in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional ADSs is made as a result of such elective dividend, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian) and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Ordinary Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions).
The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by holders or persons depositing shares), (ii) cancellation transaction (including SWIFT, telex and facsimile transmission) fees and delivery expenses incurred at the request of persons depositing, or holders delivering shares, ADRs or deposited securities as disclosed on the “Disclosures” page (or successor page) of ADR.com (which are payable by such persons or holders) and (iii) transfer or registration expenses for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities (which are payable by persons depositing Ordinary Shares or holders withdrawing deposited securities).

Direct and Indirect Payments by the Depositary
The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR programme upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR programme or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

CLEARANCE AND SETTLEMENT
Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the U.S., Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank SA/NV (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.
The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any supervisory overview of these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has previously advised us as follows:
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DTC is:

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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

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DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

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DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg
Clearstream, Luxembourg has previously advised us as follows:
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Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

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Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

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Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear
Euroclear has previously advised us as follows:
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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

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Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

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Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

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All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems
We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for Debt Securities, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading Between DTC Participants
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for Debt Securities, or such other procedures as are applicable for other securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for Debt Securities, or such other procedures as are applicable for other securities.
Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.
The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION
U.S. Taxation
This section describes the material U.S. federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to Haleon. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
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a dealer in securities or currencies,

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a trader in securities that elects to use a mark-to-market method of tax accounting for its securities holdings,

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a tax-exempt organization,

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a life insurance company,

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in the case of Debt Securities, a bank,

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in the case of Ordinary Shares or ADSs, a person that actually or constructively owns 10 per cent. or more of the combined voting power of voting stock of Haleon or of the total value of stock of Haleon,

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a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of Debt Securities, Debt Securities owned as a hedge, or that are hedged, against interest rate or currency risks),

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a person that purchases or sells securities as part of a wash sale for tax purposes, or

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a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the offered securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding the offered securities and their partners should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in the offered securities.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof, as well as on the U.K./US double taxation treaty (the “Treaty”). These authorities are subject to change, possibly on a retroactive basis.
You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:
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a citizen or resident of the U.S.,

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a domestic corporation,

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an estate whose income is subject to U.S. federal income tax regardless of its source, or

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a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are the beneficial owner of an offered security and are, for U.S. federal income tax purposes:
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a nonresident alien individual;

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a foreign corporation; or

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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the security.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.
U.S. Taxation of Shares and ADSs
This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms
In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the Ordinary Shares represented by those ADRs. Exchanges of Ordinary Shares for ADRs, and ADRs for Ordinary Shares, generally will not be subject to U.S. federal income tax.
U.S. Holders
The tax treatment of your Ordinary Shares or ADSs will depend in part on whether or not we are a passive foreign investment company, or PFIC, for US federal income tax purposes. Except as discussed below under “— PFIC Classification”, this discussion assumes that we are not a PFIC for U.S. federal income tax purposes.
Distributions.   Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro-rata distributions of our Ordinary Shares that are generally not taxable, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Ordinary Shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Ordinary Shares or ADSs generally will be qualified dividend income provided that, in the year that you receive the dividend, the Ordinary Shares or ADSs are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our ADSs are listed on the New York Stock Exchange and we therefore expect that dividends on the ADSs will be qualified dividend income. In addition, we believe that we are currently eligible for the benefits of the Treaty and that dividends on the Ordinary Shares and ADSs will be qualified dividend income on that basis, but there can be no assurance that we will continue to be eligible for the benefits of the Treaty. Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates applicable to qualified dividend income.
The dividend is taxable to you when you, in the case of Ordinary Shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Sterling payments made, determined at the spot Sterling/US dollar rate on the date the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Ordinary Shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.
Sales or Dispositions.   If you are a U.S. holder and you sell or otherwise dispose of your Ordinary Shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Ordinary Shares or ADSs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
PFIC Classification.   We believe that we should not be currently classified as a PFIC for U.S. federal income tax purposes and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. The discussion above in this section assumes that we are not classified as a PFIC for U.S. federal income tax purposes.
If we were to be treated as a PFIC, any gain realized on the sale or other disposition of your Ordinary Shares or ADSs would in general not be treated as capital gain. Instead, you would generally be treated as if you had realized any gain and certain “excess distributions” ratably over your holding period for the Ordinary Shares or ADSs. Amounts allocated to the current year and any year before we were a PFIC would be taxed as ordinary income and amounts allocated to other years would be taxed at the highest tax rate in effect for each such year, and would be subject to an interest charge in respect of the tax attributable to each such year. In addition, dividends that you receive from us would not be eligible for the preferential tax rate if we were a PFIC (or treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead would be taxable at rates applicable to ordinary income. If you own our Ordinary Shares or ADSs during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.
Shareholder Reporting.   A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing Ordinary Shares or ADSs.
Non-U.S. Holders
Distributions.   If you are a non-U.S. holder, dividends paid to you in respect of your Ordinary Shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sales or Dispositions.   If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your Ordinary Shares or ADSs unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Backup Withholding and Information Reporting.   If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of the Ordinary Shares or ADSs effected at a United States office of a broker.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of the Ordinary Shares or ADSs effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of the Ordinary Shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
U.S. Taxation of Debt Securities
This discussion describes the material U.S. federal income tax consequences of owning the Debt Securities described in this prospectus.
This discussion deals only with Debt Securities that are treated as debt for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning Debt Securities not treated as debt for U.S. federal income tax purposes or that are due to mature more than 30 years from their date of issue and any other Debt Securities with special U.S. federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These authorities are subject to change, possibly on a retroactive basis.
U.S. Holders
If you are not a U.S. holder, this section does not apply to you, and you should see the sections entitled “— U.S. Taxation of Debt Securities — Non-U.S. Holders” below for information that may apply to you.

Payments of Interest.   Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest,” each as defined later under “— Original Issue Discount — General,” you will be taxed on any interest (including any additional amounts) on your Debt Security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this section.
Interest paid on, and original issue discount (as described later under “— Original Issue Discount”), if any, accrued with respect to the Debt Securities that are issued by the U.S. Issuer constitutes income from sources within the United States.
Interest paid on, and original issue discount (as described later under “— Original Issue Discount”), if any, accrued with respect to the Debt Securities that are issued by the U.K. Issuer constitutes income from sources outside the United States and generally will be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a U.S. holder.
Foreign Currency Securities — Cash Basis Taxpayers.   If you are a taxpayer that uses the “cash receipts and disbursements” method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.
Foreign Currency Securities — Accrual Basis Taxpayers.   If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).
If you elect the second method, you determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.
When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your Debt Security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss equal to the difference, if any, between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether you actually convert the payment into U.S. dollars on such date.
Original Issue Discount. General.   If you own a Debt Security, other than a Debt Security with a term of one year or less, referred to as a “short-term Debt Security,” it will be treated as issued at an original issue discount, referred to as a “discount Debt Security,” if the amount by which the Debt Security’s “stated redemption price at maturity” exceeds its “issue price” is more than a “de minimis amount.” All three terms are defined below. Generally, a Debt Security’s “issue price” will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A Debt Security’s “stated redemption price at maturity” is the total of all payments provided by the Debt Security that are not payments of “qualified stated interest.” Generally, an interest payment on a Debt Security is “qualified stated interest” if it is one of a series of stated interest payments on a Debt Security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Debt Security. There are special rules for “variable rate debt securities” that we discuss below under “— Variable Rate Debt Securities.”
In general, your Debt Security is not a discount Debt Security if the amount by which its “stated redemption price at maturity” exceeds its “issue price” is less than 1/4 of 1 per cent. of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the “de minimis amount.” Your Debt Security will have “de minimis original issue discount” if the amount of the excess is less than the de minimis amount. If your Debt Security has “de minimis original issue discount,” you must include it in income as stated principal payments are made on the Debt Security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your Debt Security’s de minimis original issue discount by a fraction equal to:
•
the amount of the principal payment made divided by:

•
the stated principal amount of the Debt Security.

Inclusion of Original Issue Discount in Income.   Generally, you would include original issue discount, or OID, with respect to your discount Debt Security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount Debt Security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount Debt Security for each day during the taxable year or portion of the taxable year that you own your discount Debt Security, referred to as “accrued OID.” You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount Debt Security and you may vary the length of each accrual period over the term of your discount Debt Security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount Debt Security must occur on either the first or final day of an accrual period.
You can determine the amount of OID allocable to an accrual period by:
•
multiplying your discount Debt Security’s adjusted issue price at the beginning of the accrual period by your Debt Security’s yield to maturity, and then

•
subtracting from this figure the sum of the payments of qualified stated interest on your Debt Security allocable to the accrual period.

You must determine the discount Debt Security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount Debt Security’s adjusted issue price at the beginning of any accrual period by:
•
adding your discount Debt Security’s issue price and any accrued OID for each prior accrual period, and then

•
subtracting any payments previously made on your discount Debt Security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount Debt Security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:
•
the amount payable at the maturity of your Debt Security (other than any payment of qualified stated interest); and

•
your Debt Security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.   If you purchase your Debt Security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your Debt Security after the purchase date but is greater than the amount of your Debt Security’s adjusted issue price (as determined above under “— Inclusion of Original Issue Discount in Income”), the excess is “acquisition premium.” If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:
•
the excess of your adjusted basis in the Debt Security immediately after purchase over the adjusted issue price of your Debt Security divided by:
•
the excess of the sum of all amounts payable (other than qualified stated interest) on your Debt Security after the purchase date over your Debt Security’s adjusted issue price.

Pre-Issuance Accrued Interest.   An election may be made to decrease the issue price of your Debt Security by the amount of pre-issuance accrued interest if:
•
a portion of the initial purchase price of your Debt Security is attributable to pre-issuance accrued interest;

•
the first stated interest payment on your Debt Security is to be made within one year of your Debt Security’s issue date; and

•
the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your Debt Security.
Debt Securities Subject to Contingencies Including Optional Redemption.   Your Debt Security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your Debt Security by assuming that the payments will be made according to the payment schedule most likely to occur if:
•
the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•
one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your Debt Security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
Notwithstanding the general rules for determining yield and maturity, if your Debt Security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the Debt Security under an alternative payment schedule or schedules, then:
•
in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your Debt Security; and

•
in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your Debt Security.

If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your Debt Security for the purposes of those calculations by using any date on which your Debt Security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your Debt Security as the principal amount payable at maturity.
If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a “change in circumstances,” then, except to the extent that a portion of your Debt Security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your Debt Security by treating your Debt Security as having been retired and reissued on the date of the change in circumstances for an amount equal to your Debt Security’s adjusted issue price on that date.
Election to Treat All Interest as Original Issue Discount.   You may elect to include in gross income all interest that accrues on your Debt Security using the constant-yield method described above under the heading “— Inclusion of Original Issue Discount in Income,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “Taxation — U.S. Taxation of Debt Securities — U.S. Holders — Debt Securities Purchased at a Premium”) or acquisition premium.
If you make this election for your Debt Security, then, when you apply the constant-yield method:
•
the “issue price” of your Debt Security will equal your cost;

•
the issue date of your Debt Security will be the date you acquired it; and

•
no payments on your Debt Security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the Debt Security for which you make it; however, if the Debt Security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the Debt Security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount Debt Security, you will be treated as having made the election discussed below under “Taxation — U.S. Taxation of Debt Securities — U.S. Holders — Market Discount” to include market discount in income currently over the life of all debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a Debt Security or the deemed elections with respect to amortizable bond premium or market discount Debt Securities without the consent of the Internal Revenue Service.
Variable Rate Debt Securities.   Your Debt Security will be a “variable rate Debt Security” if:
•
your Debt Security’s “issue price” does not exceed the total noncontingent principal payments by more than the lesser of:

1.
0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.
15 per cent. of the total noncontingent principal payments; and

•
your Debt Security provides for stated interest (compounded or paid at least annually) only at:

1.
one or more “qualified floating rates”;

2.
a single fixed rate and one or more qualified floating rates;

3.
a single “objective rate”; or

4.
a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; and

•
the value of “qualified floating rate” or “objective rate” on any date during the term of your Debt Security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your Debt Security will have a variable rate that is a “qualified floating rate” if:
•
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your Debt Security is denominated; or

•
the rate is equal to such a rate either:

1.
multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.
multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your Debt Security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the Debt Security, the qualified floating rates together constitute a single qualified floating rate.
Your Debt Security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are caps, floors or governors that are fixed throughout the term of the Debt Security or such restrictions are not reasonably expected to significantly affect the yield on the Debt Security.
Your Debt Security will have a variable rate that is a single “objective rate” if:
•
the rate is not a qualified floating rate; and

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your Debt Security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your Debt Security’s term.
An objective rate as described above is a “qualified inverse floating rate” if:
•
the rate is equal to a fixed rate minus a qualified floating rate; and

•
the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your Debt Security will also have a single qualified floating rate or an objective rate if interest on your Debt Security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:
•
the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Debt Security that do not differ by more than 0.25 percentage points; or

•
the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate Debt Security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your Debt Security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your Debt Security.

If your variable rate Debt Security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your Debt Security by:
•
determining a fixed rate substitute for each variable rate provided under your variable rate Debt Security;

•
constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•
determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•
adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate Debt Security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your Debt Security.
If your variable rate Debt Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate Debt Security will be treated, for purposes of the first three steps of the determination, as if your Debt Security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate Debt Security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
Short-Term Debt Securities.   In general, if you are an individual or other cash basis U.S. holder of a short-term Debt Security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term Debt Securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term Debt Securities, you will be required to defer deductions for interest on borrowings allocable to your short-term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.
When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term Debt Security, including stated interest, in your short-term Debt Security’s stated redemption price at maturity.
Foreign Currency Discount Debt Securities.   You must determine OID for any accrual period on your discount Debt Security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “Taxation — U.S. Taxation of Debt Securities — U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your Debt Security.

Debt Securities Purchased at a Premium.   If you purchase your Debt Security for an amount in excess of all amounts payable on the Debt Security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as “amortizable bond premium.” If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your Debt Security by the amount of amortizable bond premium allocable to that accrual period, based on your Debt Security’s yield to maturity.
If the amortizable bond premium allocable to an accrual period exceeds your interest income from your Debt Security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the Debt Security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your Debt Security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.
If your Debt Security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your Debt Security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”
Market Discount.   You will be treated as if you purchased your Debt Security, other than a short-term Debt Security, at a market discount and your Debt Security will be a “market discount Debt Security” if:
•
you purchase your Debt Security for less than its issue price (as determined above under “General”); and

•
your Debt Security’s stated redemption price at maturity or, in the case of a discount Debt Security, the Debt Security’s “revised issue price,” exceeds the price you paid for your Debt Security by at least 1/4 of 1 per cent. of your Debt Security’s stated redemption price at maturity multiplied by the number of complete years to the Debt Security’s maturity.

To determine the “revised issue price” of your Debt Security for these purposes, you generally add any OID that has accrued on your Debt Security to its “issue price.”
If your Debt Security’s stated redemption price at maturity or, in the case of a discount Debt Security, its “revised issue price,” does not exceed the price you paid for the Debt Security by 1/4 of 1 per cent. of the Debt Security’s stated redemption price at maturity multiplied by the number of complete years to the Debt Security’s maturity, the excess constitutes “de minimis market discount,” and the rules that we discuss below are not applicable to you.
If you recognize gain on the maturity or disposition of your market discount Debt Security, you must treat it as ordinary income to the extent of the accrued market discount on your Debt Security. Alternatively, you may elect to currently include market discount in income over the life of your Debt Security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.
If you own a market discount Debt Security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your Debt Security in an amount not exceeding the accrued market discount on your Debt Security until the maturity or disposition of your Debt Security. You will accrue market discount on your market discount Debt Security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the

Debt Security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do as described above.
Purchase, Sale and Retirement of the Debt Securities.   Your tax basis in your Debt Security will generally be the U.S. dollar cost, as defined below, of your Debt Security, adjusted by:
•
adding any OID or market discount previously included in income with respect to your Debt Security, and then

•
subtracting the amount of any payments on your Debt Security that are not qualified stated interest payments and the amount of any amortizable bond premium to the extent that such premium either reduced interest income on your Debt Security or gave rise to a deduction on your Debt Security.

If you purchase your Debt Security with foreign currency, the U.S. dollar cost of your Debt Security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect), and your Debt Security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your Debt Security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.
You will generally recognize gain or loss from sources within the U.S. on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your Debt Security. If your Debt Security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:
•
the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

•
the date of disposition, if you are an accrual basis taxpayer; or

•
the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

You will recognize capital gain or loss when you sell or retire your Debt Security, except to the extent:
•
attributable to changes in exchange rates as described in the next paragraph;

•
described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•
attributable to accrued but unpaid interest.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year.
You must treat any portion of the gain or loss that you recognize on the sale or retirement of a Debt Security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.
Exchange of Amounts in Currencies Other Than U.S. Dollars.   If you receive foreign currency as interest on your Debt Security or on the sale or retirement of your Debt Security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase Debt Securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the U.S.
Indexed Debt Securities.   The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to Debt Securities the payments on which are determined by reference to any index and other Debt Securities that are subject to the rules governing contingent payment obligations.
Information with Respect to Foreign Financial Assets.   A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold)

may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Debt Securities.
Non-U.S. Holders (U.S. Issuer)
This section describes the U.S. federal income tax consequences to a non-U.S. holder of acquiring, owning and disposing of Debt Securities issued by the U.S. Issuer. This discussion below does not address the tax consequences to a non-U.S. holder of an investment in a debt security that references directly or indirectly the performance of U.S. equities. The tax treatment of any such notes will be discussed in the applicable prospectus supplement. If you are a U.S. holder, this section does not apply to you.
Payments of Interest.   This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code, which relates to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.
Subject to the discussion of FATCA withholding and backup withholding below, interest (including OID) on a Debt Security that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of Haleon plc entitled to vote, (ii) you are not a controlled foreign corporation that is related to Haleon plc, actually or constructively and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-U.S. status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.
If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) made to you generally will be subject to U.S. federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the US and you provide an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI.
If you engaged in a trade or business in the United States and interest (including OID) on a Debt Security is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.   You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a Debt Security unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•
you are an individual that is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

A Debt Security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:
•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Haleon plc entitled to vote at the time of death; and

•
the income on the Debt Security would not have been “effectively connected” with a U.S. trade or business of the decedent at that time.

Non-U.S. Holders (U.K. Issuer)
This section describes the U.S. federal income tax consequences to a non-U.S. holder of acquiring, owning and disposing of Debt Securities issued by the U.K. Issuer. This discussion below does not address the tax consequences to a non-U.S. holder of an investment in a debt security that references directly or indirectly the performance of U.S. equities. The tax treatment of any such notes will be discussed in the applicable prospectus supplement. If you are a U.S. holder, this section does not apply to you.
Payments of Interest.   Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including OID, on a Debt Security is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the U.S., unless:
•
you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code; or

•
you both:

•
have an office or other fixed place of business in the U.S. to which the interest is attributable; and

•
derive the interest in the active conduct of a banking, financing or similar business within the U.S. or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.   You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a Debt Security unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•
you are an individual that is present in the U.S. for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the U.S. and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the U.S. at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions
Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if debt securities are denominated in a foreign currency, a U.S. holder (or a non-U.S. holder that holds debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
Backup Withholding and Information Reporting (U.S. Issuer)
This section describes the backup withholding and information reporting relating to holders of Debt Securities issued by the U.S. Issuer.
In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your Debt Security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your Debt Security before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a non-U.S. holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-U.S. Holders (U.S. Issuer)” are satisfied or you otherwise establish an exemption. However, the U.S. Issuer and other payers are required to report payments of interest on your Debt Securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of Debt Securities effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-U.S. person.
In general, payment of the proceeds from the sale of Debt Securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
FATCA Withholding (U.S. Issuer)
A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Debt Securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold the Debt Securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Debt Securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.
Backup Withholding and Information Reporting (U.K. Issuer)
This section describes the backup withholding and information reporting requirements regarding holders of Debt Securities issued by the U.K. Issuer.
If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a Debt Security within the U.S., and the payment of proceeds to you from the sale of a Debt Security effected at a U.S. office of a broker. Information reporting may also apply in respect of any OID that accrues on a Debt Security.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the U.S. by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the U.S. and the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the U.S. (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the U.S., (ii) the proceeds or confirmation are sent to the U.S. or (iii) the sale has certain other specified connections with the U.S.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
U.K. Taxation
U.K. Taxation of Ordinary Shares and ADSs
The following statements are intended only as a general guide to certain U.K. tax considerations and do not purport to be a complete analysis of all potential U.K. tax considerations of the acquisition, ownership and disposal of Ordinary Shares or ADSs. They are based on current U.K. tax law and what is understood to be the current published practice of HM Revenue and Customs (“HMRC”) (which may not be binding on HMRC) as at the date of this prospectus which are both subject to change at any time, possibly with retrospective effect.
They apply to you only if you hold your Ordinary Shares or ADSs as an investment (other than where a tax exemption applies, for example where the Ordinary Shares or ADSs are held in an individual savings account or pension arrangement) and are the absolute beneficial owner of the Ordinary Shares or ADSs and any dividends paid on them. They do not apply to individuals who are resident, but non-domiciled, in the U.K. for U.K. tax purposes.
The tax position of certain categories of holders who are subject to special rules is not considered and it should be noted that they may incur liabilities to U.K. tax on a different basis to that described below.

This includes persons acquiring Ordinary Shares or ADSs in connection with employment, dealers in securities, insurance companies, collective investment schemes, charities and exempt pension funds.
The statements summarize the current position and are intended as a general guide only. Prospective investors should consult their own professional advisers as to the tax consequences of the acquisition, ownership or disposal of Ordinary Shares or ADSs in light of their particular circumstances.
In practice, HMRC regard holders of ADSs as the beneficial owners of the ordinary shares represented by those ADSs, although case law has cast some doubt on this. The discussion below assumes that HMRC’s position is followed.
In the following summary, references to Haleon ADRs mean American depositary receipts evidencing ADSs.
U.K. Tax Consequences of Owning and Disposing of Ordinary Shares or ADSs
Taxation of dividends
The Company is not required to withhold U.K. tax when paying a dividend. Liability to tax on dividends will depend upon the individual circumstances of a holder of Ordinary Shares or ADSs.
U.K. resident individual holders of Ordinary Shares or ADSs
Under current U.K. tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “nil rate band”) for the first £1,000 of non-exempt dividend income in any tax year and different rates of tax for dividend income that exceeds the nil rate band. No tax credit attaches to dividend income. For these purposes “dividend income” includes U.K. and non-U.K. source dividends and certain other distributions in respect of shares.
An individual holder of Ordinary Shares or ADSs who is resident for tax purposes in the U.K. and who receives a dividend from the Company will not be liable to U.K. tax on the dividend to the extent that (taking account of any other non-exempt dividend income received by the holder of Ordinary Shares or ADSs in the same tax year) that dividend falls within the nil rate band.
To the extent that (taking account of any other non-exempt dividend income received by the holder of Ordinary Shares or ADSs in the same tax year) the dividend exceeds the nil rate band, it will be subject to income tax at 8.75% per cent to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other non-exempt dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will be taxed at 33.75% to the extent that it is within the higher rate band, or 39.35% to the extent that it is within the additional rate band.
For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a holder’s income. In addition, dividends within the nil rate band which would (if there was no nil rate band) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.
U.K. resident corporate holders of Ordinary Shares or ADSs
It is likely that most dividends paid on the Ordinary Shares or ADSs to U.K. resident corporate holders would fall within one more of the classes of dividend qualifying for exemption from corporation tax. However, it should be noted that the exemptions are not comprehensive and are also subject to anti-avoidance rules.
Non-U.K. resident holders of Ordinary Shares or ADSs
A holder of the Ordinary Shares or ADSs who is not resident in the U.K. for U.K. tax purposes and does not carry on a trade, profession or vocation in the U.K. through a branch or agency (or in the case of a company a permanent establishment) to which the Ordinary Shares or ADSs are attributable will not generally be liable to pay U.K. tax on dividends paid by the Company.

Taxation of capital gains
U.K. resident individual holders of Ordinary Shares or ADSs
A disposal or deemed disposal of Ordinary Shares or ADSs by a holder who is resident in the U.K. for tax purposes may, depending upon the holder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of U.K. taxation of capital gains.
Individuals temporarily non-resident in the U.K.
An individual who has been resident for tax purposes in the U.K. but who ceases to be so resident or becomes treated as resident outside the U.K. for the purposes of a double tax treaty for a period of five years or less and who disposes of all or part of their Ordinary Shares or ADSs during that period may be liable to capital gains tax on his or her return to the U.K., subject to any available exemptions or reliefs.
Non-U.K. resident holders of Ordinary Shares or ADSs
A holder of Ordinary Shares or ADSs who is not resident in the U.K. will not generally be subject to U.K. taxation of capital gains on the disposal or deemed disposal of Ordinary Shares or ADSs unless they are carrying on a trade, profession or vocation in the U.K. through a branch or agency (or, in the case of a corporate holder of Ordinary Shares or ADSs, a permanent establishment) in connection with which the Ordinary Shares or ADSs are used, held or acquired. Non-U.K. tax resident holders may be subject to non-U.K. taxation on any gain under local law.
Inheritance tax
The Ordinary Shares or ADSs will be assets situated in the U.K. for the purposes of U.K. inheritance tax. A gift of such assets by, or the death of, an individual holder of such assets may (subject to certain exemptions and reliefs) give rise to a liability to U.K. inheritance tax even if the holder is neither domiciled in the U.K. nor deemed to be domiciled there under certain rules relating to long residence or previous domicile. For inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit.
Special rules also apply to close companies and to trustees of settlements who hold shares, bringing them within the charge to inheritance tax. Holders of Ordinary Shares or ADSs should consult an appropriate tax adviser if they make a gift or transfer at less than market value or intend to hold any Ordinary Shares or ADSs through trust arrangements.
Subject to certain provisions relating to trusts or settlements, an Ordinary Share or ADS held by an individual holder who is domiciled in the U.S. for the purposes of the convention between the U.S. and the United Kingdom relating to estate and gift taxes (the “Convention”) and who is neither domiciled in the U.K. nor (where certain conditions are met) a U.K. national (as defined in the Convention), will generally not be subject to U.K. inheritance tax on the individual’s death (whether held on the date of death or gifted during the individual’s lifetime) provided that any applicable U.S. federal gift or estate tax liability is paid, except where the Ordinary Share or ADS is part of the business property of a U.K. permanent establishment of the individual or pertains to a U.K. fixed base of an individual who performs independent personal services. If no relief is given under the Convention, inheritance tax may be charged on death and also on the amount by which the value of an individual’s estate is reduced as a result of any transfer made by way of gift or other gratuitous or undervalue transfer, in general within seven years of death, and in certain other circumstances. In a case where an Ordinary Share or ADS is subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the Convention generally provides for double taxation to be relieved by means of credit relief based on priority rules set forth in the Convention.
Stamp duty and stamp duty reserve tax
General
The following statements are intended as a general and non-exhaustive guide to the current U.K. stamp duty and SDRT position and apply whether or not the holder of Ordinary Shares or ADSs is resident in the

U.S., the United Kingdom or elsewhere. It should be noted that certain categories of person, including market makers, brokers, dealers, persons connected with clearance services and depositary receipt systems and other specified market intermediaries, may not be liable to stamp duty or SDRT or may be liable at a higher rate or may, although not primarily liable for tax, be required to notify and account for it under the Stamp Duty Reserve Tax Regulations 1986.
U.K. stamp duty at the rate of 0.5 per cent. (rounded up to the next multiple of £5) of the amount or value of the consideration given is generally payable on a physical instrument transferring Ordinary Shares. A charge to U.K. stamp duty reserve tax (“SDRT”) will also arise on an unconditional agreement to transfer Ordinary Shares (at the rate of 0.5% of the amount or value of the consideration payable). However, if within six years of the date of the agreement becoming unconditional an instrument of transfer is executed pursuant to the agreement, and stamp duty is paid on that instrument, any SDRT already paid will be refunded (generally, but not necessarily, with interest) provided that a claim for repayment is made, and any outstanding liability to SDRT will be cancelled. The liability to pay stamp duty or SDRT is generally satisfied by the purchaser or transferee. An exemption from stamp duty is available on an instrument transferring Ordinary Shares where the amount or value of the consideration is £1,000 or less, and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000.
Paperless transfers of Ordinary Shares, such as those occurring within CREST, are generally liable to SDRT, rather than U.K. stamp duty, at the rate of 0.5 per cent. of the amount or value of the consideration. CREST is obliged to collect SDRT on relevant transactions settled within the system. The charge is generally borne by the purchaser. Under the CREST system, no U.K. stamp duty or SDRT should arise on a transfer of Ordinary Shares into the system unless such a transfer is made (or deemed to be made) for a consideration in money or money’s worth, in which case a liability to SDRT (usually at a rate of 0.5 per cent.) will arise.
In cases where Ordinary Shares or ADSs are transferred to a connected company of a shareholder (or its nominee), SDRT (or stamp duty) may be chargeable on the higher of (i) the amount or value of the consideration and (ii) the market value of the Ordinary Shares or ADSs.
Ordinary Shares held through clearance systems or depositary receipt arrangements
Special rules apply where Ordinary Shares are issued or transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts or a person providing a clearance service. U.K. stamp duty or SDRT may be charged at a rate of 1.5%, with subsequent transfers within the clearance service or transfers of depositary receipts then being free from SDRT or stamp duty. Following certain EU litigation, HMRC accepted that it would no longer seek to apply the 1.5% SDRT charge when new shares are issued to a clearance service or depositary receipt system (or transferred into a clearance service or depositary receipt system, where such transfer is integral to the raising of capital by the company concerned) on the basis that the charge was not compatible with EU law. Following the U.K.’s departure from the EU, such pre-existing EU law rights, recognized in litigation, were preserved as a domestic law matter following the end of the implementation period on December 31, 2020 pursuant to provisions of the U.K. European Union (Withdrawal) Act 2018. HMRC’s view is that the 1.5% SDRT or stamp duty charge will continue to apply to transfers of shares into a clearance service or depositary receipt system, unless they are an integral part of a raising of capital. In addition, the Retained EU Law (Revocation and Reform) Act 2023, enacted on June 29, 2023, has the effect that such pre-existing EU law rights, recognized in litigation, will by default (that is, absent the exercise of a regulation-making power to restate or reproduce such rights in domestic law) cease to be recognized after December 31, 2023; and, in that eventuality, such pre-existing EU law rights would cease to restrict the application of the rules providing for the 1.5% SDRT or stamp duty charge. It is currently unclear whether such EU law rights will be restated or reproduced in domestic law before that date. Accordingly, specific professional advice should be sought before paying the 1.5 per cent. SDRT or stamp duty charge in any circumstances.
ADSs
No U.K. stamp duty or SDRT will generally be payable on the acquisition or transfer of ADSs, provided that the ADS, and any separate instrument or written agreement of transfer, remain at all times outside the U.K. and that the instrument or written agreement of transfer is not executed in the U.K.

U.K. Taxation of Debt Securities
The following statements are intended only as a general guide to certain U.K. tax implications of acquiring, holding or disposing of Debt Securities issued by the U.S. Issuer or the U.K. Issuer and do not purport to be a complete analysis of all potential U.K. tax considerations that may be relevant to a decision to acquire such securities. They are based on current U.K. tax law, and what is understood to be the current published practice of HMRC (which may not be binding on HMRC) in each case as at the date of this prospectus, all of which are subject to change at any time, possibly with retrospective effect.
The statements relate only to the position of persons who are absolute beneficial owners of the debt securities and do not deal with the position of certain classes of holders of debt securities, such as dealers in securities and those who are treated as non-domiciled and resident in any part of the U.K. for the purposes of U.K. tax law. The summary does not generally apply to certain types of debt securities which may be subject to special rules, such as discounted securities, convertible securities and variable rate securities.
The statements do not constitute legal or tax advice and do not purport to be a comprehensive description or analysis of all of the U.K. tax considerations that may be relevant to a decision to invest in the Debt Securities issued by the U.S. Issuer or the U.K. Issuer.
Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these debt securities in your particular circumstances under U.K. law and the laws of any other taxing jurisdiction.
Interest on the Debt Securities
Where interest does not constitute U.K. source interest
Provided that the interest does not constitute U.K. source interest for U.K. tax purposes, payments of interest on Debt Securities issued by the U.S. Issuer or the U.K. Issuer may be made without withholding on account of U.K. income tax.
Where interest constitutes U.K. source interest
The Debt Securities will constitute “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 as long as they are and continue to be either listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 as it applies for the purposes of section 987 of the Income Tax Act 2007, or are admitted to trading on a “multilateral trading facility operated by a regulated recognised stock exchange” within the meaning of Section 987 of the Income Tax Act 2007. In the case of Debt Securities to be traded on the LSE and the NYSE, which are “recognised stock exchanges” for these purposes, this condition will be satisfied. On the basis of the relevant legislation and HMRC’s published interpretation thereof, securities are “listed” on a recognised stock exchange for these purposes if they are admitted to trading on that exchange and are included in the official U.K. list or are officially listed in a qualifying country outside the U.K. (i.e. a country in which there is a recognised stock exchange) in accordance with provisions corresponding to those generally applicable in European Economic Area states. Accordingly, payments of interest on Debt Securities that constitute U.K. source interest may be made without withholding or deduction for or on account of U.K. income tax provided the Debt Securities remain so listed at the time of payment.
Payments of interest on Debt Securities that constitute U.K. source interest may also be made without withholding or deduction for or on account of U.K. income tax where the maturity of the Debt Securities is less than 365 days and those Debt Securities do not form part of a scheme or arrangement of borrowing intended to be capable of remaining outstanding for more than 364 days.
In all other cases, an amount must generally be withheld on account of income tax on payments of interest on Debt Securities that constitute U.K. source interest at the basic rate, which is currently 20 per cent, subject to any direction to the contrary by HMRC under any applicable double taxation treaty, and except that the withholding obligation is disapplied in respect of payments to holders of Debt Securities which the issuer reasonably believes are either a U.K. resident company or a non-U.K. resident company carrying on a trade in the U.K. through a permanent establishment which brings into account the interest in computing its U.K. taxable profits, or fall within various categories enjoying a special tax status (including charities and pension funds), or are partnerships consisting of such persons (unless HMRC direct otherwise).
Interest will not generally be assessed to U.K. tax by direct assessment in the hands of a person who is not resident for tax purposes in the U.K. unless that person carries on a trade, profession or vocation in the U.K. through a permanent establishment, branch or agency in the U.K. in connection with which the interest is received or to which those Debt Securities are attributable. There are certain exceptions for interest received by certain categories of agents (such as some brokers and investment managers).
The provisions relating to additional payments referred to in the “Payment of Additional Amounts” paragraph in the “— Description of Debt Securities and Guarantees” section of this prospectus would not apply if HMRC sought to assess the person entitled to the relevant interest or (where applicable) profit on any Debt Security directly to U.K. income tax. However, exemption from or reduction of such U.K. tax liability might be available under an applicable double taxation treaty.
The reference to “interest” in this “— United Kingdom Taxation of Debt Securities” section means “interest” as understood in U.K. tax law, and in particular any premium element of the redemption amount of any Debt Securities issued by the U.S. Issuer or the U.K. Issuer redeemable at a premium may constitute a payment of interest subject to the withholding tax provisions discussed above. In certain cases, the same could be true for amounts of discount where Debt Securities are issued by the U.S. Issuer or the U.K. Issuer at a discount. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the Indenture or any related documentation.
Guarantee Payments
If Haleon makes any payments under the Guarantees, depending on the correct legal analysis of such payments as a matter of U.K. tax law, it is possible that such payments may be subject to deduction of U.K. income tax at the basic rate (currently 20 per cent.) subject to any applicable exemptions or reliefs (noting that not all exemptions and reliefs set out in the “Interest on the Debt Securities” section above would necessarily be applicable.
Disposals (including Redemptions)
A holder of Debt Securities who is not resident for tax purposes in the U.K. will not generally be liable to U.K. taxation in respect of a disposal (including redemption) of a Debt Security. This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the U.K. through a permanent establishment, branch or agency in the U.K. and the Debt Security was used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency.
In general, a holder who is within the charge to U.K. corporation tax will be treated for tax purposes as realizing profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with generally accepted accounting practice as defined for U.K. tax purposes.
If the holder is within the charge to U.K. capital gains tax, they may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of a Debt Security, unless the Debt Security is a “qualifying corporate bond” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will, subject to the individual’s circumstances, arise on a disposal of the debt securities for the purposes of taxation of chargeable gains.
If a holder is within the charge to U.K. income tax and holds a Debt Security which is a “deeply discounted security” the profits and losses realized by the holder on the disposal of that Debt Security may be taxed as income. A Debt Security is a “deeply discounted security” if, broadly, the redemption amount exceeds the issue price by more than 0.5 per cent. of the redemption amount multiplied by the number of years to redemption (or by more than 15 per cent. of the redemption amount where the security’s projected life exceeds 30 years).
The provisions of the accrued income scheme (the “AIS”) may apply to certain holders who are not subject to corporation tax, in relation to a transfer of the Debt Securities. On a transfer of securities with accrued interest the AIS usually applies to deem the transferor to receive an amount of income equal to the accrued interest and to treat the deemed or actual interest subsequently received by the transferee as reduced by a corresponding amount. Generally, persons who are not resident in the U.K. and who do not carry on a trade, profession or vocation in the U.K. through a permanent establishment, branch or agency in the U.K. to which the Debt Securities are attributable will not be subject to the provisions of these rules.
Stamp Duty and Stamp Duty Reserve Tax
No U.K. stamp duty or SDRT will generally be payable by a holder of Debt Securities on the issue of the Debt Securities by the U.S. Issuer or the U.K. Issuer.
However, special rules apply where Debt Securities are issued to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts or a person providing a clearance service. U.K. SDRT may be charged at a rate of 1.5 per cent, with subsequent transfers within the clearance service or transfers of depositary receipts then being free from SDRT or stamp duty. Following certain EU litigation, HMRC accepted that it would no longer seek to apply the 1.5 per cent. SDRT charge when chargeable securities are issued to a clearance service or depositary receipt system on the basis that the charge was not compatible with EU law. Following the U.K.’s departure from the EU, such pre-existing EU law rights, recognized in litigation, were preserved as a domestic law matter following the end of the implementation period on December 31, 2020 pursuant to provisions of the U.K. European Union (Withdrawal) Act 2018. However, the Retained EU Law (Revocation and Reform) Act 2023, enacted on June 29, 2023, has the effect that such pre-existing EU law rights, recognized in litigation, will by default (that is, absent the exercise of a regulation-making power to restate or reproduce such rights in domestic law) cease to be recognized after December 31, 2023; and, in that eventuality, such pre-existing EU law rights would cease to restrict the application of the rules providing for the 1.5 per cent. SDRT or stamp duty charge. It is currently unclear whether such EU law rights will be restated or reproduced in domestic law before that date. Accordingly, specific professional advice should be sought before paying the 1.5 per cent. SDRT or stamp duty charge in any circumstances.
Notwithstanding the special rules described above, in the case of Debt Securities issued by the U.S. Issuer (a non-U.K. incorporated company), no SDRT will be payable on the issue of such Debt Securities, nor will SDRT be payable on the transfer of such Debt Securities provided that such Debt Securities are not registered in a register kept in the U.K. by or on behalf of the U.S. Issuer.
No U.K. stamp duty or SDRT will generally be payable on a transfer of Debt Securities issued by the U.S. Issuer or the U.K. Issuer, provided that the Debt Securities do not carry:
•
a right (exercisable then or later) of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as the Debt Securities being transferred;

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a right to interest, the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

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a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

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a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

SELLING SECURITYHOLDERS
This prospectus relates to, among other things, the possible offer and sale from time to time of (i) up to 3,319,371,012 Ordinary Shares and (ii) up to 295,506,362 ADSs, representing 591,012,724 Ordinary Shares, by the Selling Securityholders. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement, or vice versa. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares or ADSs set forth below pursuant to this prospectus.
The following table is prepared based on information provided to us by the Selling Securityholders. The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Ordinary Shares and/or ADSs for resale to the public and the aggregate number of Ordinary Shares and/or ADSs that the Selling Securityholders may offer pursuant to this prospectus. Unless otherwise indicated, the individuals and entities listed below have beneficial ownership over their respective securities. We have based percentage ownership prior to this offering on 9,234,573,831 Ordinary Shares as of July 18, 2022, immediately following the Separation.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
The Ordinary Shares and the ADSs held by the Selling Securityholders are subject to transfer restrictions, as described in the section titled “Shares Eligible For Future Sale”.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by supplement to the registration statement of which this prospectus is part to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any such supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares or ADSs registered on its behalf. A Selling Securityholder may sell all, some or none of such securities pursuant to this prospectus. See the section titled “Plan of Distribution.”
The shares owned by the persons named below do not have voting rights different from the shares owned by other holders.
Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Offering(1)		Number of Ordinary Shares Being Offered(1)	Ordinary Shares Beneficially Owned After the Ordinary Shares are Sold(2)
	Number	x%		Number	x%
Pfizer Inc.(3)	2,955,063,626	32.00	2,955,063,626	—	—
GSK and certain of its controlled undertakings(4)	955,320,110	10.35	955,320,110	—	—

(1)
Ordinary Shares (including those represented by ADSs) offered and beneficially owned are based primarily on information initially provided to us by the Selling Securityholders indicating the Ordinary Shares and ADSs they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities set forth in the table and accompanying footnotes, and consequently the securities indicated to be offered may exceed the number of securities to be sold by the Selling Securityholders.

(2)
Assumes the sale of all Ordinary Shares and ADSs offered in this prospectus.

(3)
Comprised of (i) 2,364,050,902 Ordinary Shares and (ii) 295,506,362 ADSs, representing 591,012,724 Ordinary Shares, held by Pfizer (or its nominee). The business address of Pfizer Inc. is 66 Hudson Boulevard East, New York, NY 10001.

(4)
Comprised of (i) 262,727,073 Ordinary Shares held by Glaxo Group Limited (“GGL”), an indirect wholly owned subsidiary of GSK. Accordingly, GSK is deemed to have beneficial ownership of the Ordinary Shares held by GGL. The business address of each of GGL and GSK is 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, (ii) 437,718,800 Ordinary Shares held by GSK (No. 1) Scottish Limited Partnership (“SLP1”), a Scottish limited partnership controlled by GSK. Accordingly, GSK is deemed to have beneficial ownership of the Ordinary Shares held by SLP1. The business address of SLP1 is 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ, Scotland, (iii) 164,375,414 Ordinary Shares held by GSK (No. 2) Scottish Limited Partnership (“SLP2”), a Scottish limited partnership controlled by GSK. Accordingly, GSK is deemed to have beneficial ownership of the Ordinary Shares held by SLP2. The business address of SLP2 is 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ, Scotland, and (iv) 90,498,823 Ordinary Shares held by GSK (No. 3) Scottish Limited Partnership (“SLP3”), a Scottish limited partnership controlled by GSK. Accordingly, GSK is deemed to have beneficial ownership of the Ordinary Shares held by SLP3. The business address of SLP3 is 50 Lothian Road, Festival Square, Edinburgh, EH3 9WJ, Scotland.

PLAN OF DISTRIBUTION
We are registering for sale by this prospectus Debt Securities to be issued by the U.S. Issuer or the U.K. Issuer, and Ordinary Shares, directly or in the form of ADSs, to be issued by Haleon. In addition, the Selling Securityholders may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of (i) 3,319,371,012 of our Ordinary Shares and (ii) 295,506,362 of our ADSs, representing 591,012,724 Ordinary Shares, in each case that are held by the Selling Securityholders as of the date of this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement, or vice versa.
We may sell or distribute the securities offered by us pursuant to this prospectus in one or more offerings, including on any stock exchange, quotation service, market or other trading facility on which our securities are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise. In addition, the Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of the securities offered by the Selling Securityholders pursuant to this prospectus, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in over the counter market, through underwriters, through agents, to dealers or in private transactions, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
In addition, we may sell some or all of our securities included in this prospectus, and the Selling Securityholders may sell, transfer or otherwise dispose of some or all of the securities offered by the Selling Securityholders pursuant to this prospectus, through:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of NYSE;

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through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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short sales;

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distribution to employees, members, limited partners or stockholders;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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by pledge to secured debt and other obligations;

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delayed delivery arrangement;

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one or more underwritten offerings on a firm commitment or best efforts basis;

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to or through one or more underwriters or broker-dealers;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions or otherwise;

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in options transactions;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

We or the Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. In respect of the securities offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of such securities if they deem the purchase terms to be unsatisfactory at any particular time. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The Selling Securityholders also may transfer the securities offered by them pursuant to this prospectus in other circumstances, in which case the permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a transferee intends to sell our securities, we will, to the extent required, promptly file a prospectus supplement or make any other requisite filing to name specifically such person as a Selling Securityholder.
The prospectus supplement or, if appropriate, a post-effective amendment relating to any offering, to the extent required, will be prepared and will identify or describe:
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the specific securities to be offered and sold;

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the names of the Selling Securityholders, if applicable;

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any underwriter, dealers or agents;

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any applicable commissions, discounts, concessions and other items constituting their compensation;

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the net proceeds to us or the Selling Securityholders;

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the purchase price of the securities;

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the public offering price of the securities;

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other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus; and

•
confirm any exchange on which the securities will be listed, if any.

Each series of Debt Securities offered will be a new issue of securities and will have no established trading market. The Debt Securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any Debt Securities offered.
Certain persons participating in an offering pursuant to this prospectus may engage in transactions (including over-allotment, stabilizing transactions, short-covering transactions and penalty bids) that stabilize, maintain or otherwise affect the price of the securities. For instance, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.
We or the Selling Securityholders may enter into derivative transactions (including hedging transactions) with third parties, or grant, loan or pledge securities to third parties in privately negotiated transactions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Securityholders or borrowed from us or the Selling Securityholders to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. If we or the Selling Securityholders default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgees. The list of Selling Securityholders may similarly be amended to include any donee, transferee or successor of the Selling Securityholders. Additionally, securities may be exchanged pursuant to this prospectus for satisfaction of the Selling Securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.
The Selling Securityholders and any broker-dealers or other agents acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have informed, or will inform, them that Regulation M, promulgated under the Exchange Act, may apply to sales by any broker dealers or other agents acting on our behalf in the market. We may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act. Any broker-dealers or other agents who are deemed to by the SEC to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
Any person participating in the distribution of our Ordinary Shares or ADSs will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Ordinary Shares or ADSs by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Ordinary Shares or ADSs to engage in market-making activities with respect to our Ordinary Shares or ADSs. These restrictions may affect the marketability of our Ordinary Shares or ADSs and the ability of any person or entity to engage in market-making activities with respect to our Ordinary Shares or ADSs.
In addition, to the extent applicable, we will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus, and we know of no existing arrangements between any Selling Securityholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the securities offered by this prospectus, other than (1) the Orderly Marketing Agreement, dated as of June 1, 2022, by and among Pfizer, GSK and the SLPs, as subsequently adhered to by GGL on July 25, 2022 (the “Orderly Marketing Agreement”) and (2) the Lock-Up Deed, dated as of May 11, 2023, by and among Pfizer, GGL, the SLPs and Merrill Lynch International (the “Lock-Up Deed”). To our knowledge, other than the Orderly Marketing Agreement and the Lock-Up Deed, there are currently no plans, arrangements or understandings between any Selling Securityholders and any underwriter, broker-dealer or agent regarding the Ordinary Shares or ADSs offered by the Selling Securityholders pursuant to this prospectus. There can be no assurance that any Selling Securityholder will sell any or all of the Ordinary Shares or ADSs offered by the Selling Securityholders pursuant to this prospectus.
At the time that any particular offering of securities is made, if required, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the details of the applicable offering, as set out above. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions and any applicable registration rights agreements (including the Registration Rights Agreement), that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of the applicable underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares. However, subject to the terms of the applicable lock-up agreements, such underwriter, in its sole discretion, may be able to release any of the securities subject to these lock-up agreements at any time without notice.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement. If securities offered by the Selling Securityholders pursuant to this prospectus are sold in an underwritten offering, the Selling Securityholders will pay any underwriting discounts and commissions incurred by the Selling Securityholders in disposing of the relevant securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including those offered by the Selling Securityholders, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and our independent registered public accountants.
Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Haleon to indemnification by Haleon against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Haleon in the ordinary course of business.
We have also agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
We have agreed with the Selling Securityholders pursuant to the Registration Rights Agreement, dated as of June 1, 2022, by and among the Company, Pfizer, GSK and the SLPs (the “Registration Rights Agreement”), to use our reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the Registration Rights Agreement terminates in accordance with its terms.
Notice to prospective investors in the EEA
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (as amended, the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area (the “EEA”) implementing the EU Prospectus Regulation, and has not been, and will not be, reviewed or approved by a competent or supervisory authority of any member state of the EEA for the purposes of the EU Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in any member state of the EEA will only be made to a legal entity which is a qualified investor under the EU Prospectus Regulation (an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer of securities in any member state of the EEA may only do so to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — No securities are intended to be offered, sold or otherwise made available to or should be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the EEA has been, or will be, prepared, and therefore offering or selling any securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to prospective investors in the U.K.
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”) and has not been, and will not be, reviewed or approved by the Financial Conduct Authority of the United Kingdom nor by any other competent or supervisory authority of the United Kingdom for the purposes of the UK Prospectus Regulation. This prospectus has been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer of securities in the United Kingdom may only do so with respect to UK Qualified Investors.
PROHIBITION OF SALES TO UK RETAIL INVESTORS — No securities are intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been, or will be, prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus and any other document or materials relating to the issue of any securities is not being made, and such documents and/or materials have not been or will not be approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being and will only be made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, any securities will only be available to, and any investment or investment activity to which this prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or its contents.

The underwriters or agents for any such offer of securities will be required to represent and agree that:
(a)
they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and

(b)
they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the securities in, from or otherwise involving the U.K.

The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

SHARES ELIGIBLE FOR FUTURE SALE
The Selling Securityholders may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 3,319,371,012 Ordinary Shares and up to 295,506,362 ADSs, which represent 591,012,724 Ordinary Shares. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions, or that the Selling Securityholders may hold following the surrender of ADRs evidencing ADSs in exchange for the withdrawal of underlying Ordinary Shares in accordance with the Deposit Agreement, or vice versa. For details regarding current authorisations relating to the share capital of the Company, see “Description of Ordinary Shares and Non-Voting Preference Shares — Information about Ordinary Shares and Non-Voting Preference Shares — Resolutions passed by shareholders of the Company”.
All of the Ordinary Shares and ADSs that were issued in connection with the Separation are freely transferable without restriction or further registration under the Securities Act, other than any Ordinary Shares or ADSs issued to our “affiliates”. Persons who may be deemed our affiliates generally include individuals or entities that control, are controlled by or are under common control with, us and may include our directors and executive officers, as well as our principal shareholders. The Ordinary Shares and ADSs issued to our “affiliates” are “control securities” as governed by Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 promulgated under the Securities Act (see description below).
The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of Ordinary Shares and ADSs by the Selling Securityholders pursuant to the Registration Rights Agreement. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our Ordinary Shares or ADSs. Sales of substantial amounts of our Ordinary Shares or ADSs in the public market could adversely affect prevailing market price of our Ordinary Shares or ADSs.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.
Lock-Up Arrangements
The Ordinary Shares and ADSs issued to the Selling Securityholders in connection with the Separation are subject to certain restrictions on transfer as described in “Risk Factors — Risks Relating to the Ordinary

Shares and ADSs — Future sales of Ordinary Shares and ADSs, or the perception such sales might occur, could depress the market price of the Ordinary Shares and the ADSs” and “Plan of Distribution”.
Registration Rights
The Selling Securityholders are entitled to registration rights pursuant to the Registration Rights Agreement. For additional detail on the Registration Rights Agreement, see “Group Information — Material Contracts — Registration Rights Agreement” on page 218 in the 2022 Annual Report.
VALIDITY OF SECURITIES
Sullivan & Cromwell LLP, our U.S. counsel, will pass upon the validity of the Debt Securities, Guarantees and ADSs as to certain matters of New York law. Freshfields Bruckhaus Deringer LLP, our English solicitors, will pass upon the validity of the Debt Securities, Guarantees and Ordinary Shares as to certain matters of English law.
EXPERTS
The financial statements of CH JVCo (as predecessor to Haleon) as of December 31, 2021, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this registration statement have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Haleon as of December 31, 2022, and for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP US, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
EXPENSES
The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of an assumed amount of securities registered under this registration statement:
Securities and Exchange Commission registration fee	$(1)(2)*
Printing expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

(1)
The registrants are registering an indeterminate amount of securities and are deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
Pursuant to Rule 457(p) under the Securities Act, the total registration fee due is offset by $1,326,722.81, representing the filing fee previously paid by Haleon with respect to (i) 3,319,371,012 Ordinary Shares and (ii) 295,506,362 ADSs, representing 591,012,724 Ordinary Shares, registered and unsold pursuant to the Registration Statement on Form F-1, as amended (File No. 333-266358) filed with the SEC on March 21, 2023.

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Article 143 of the Company’s Articles of Association currently provides that the Company may indemnify any director or former director of the Company or of any associated company against any liability and may purchase and maintain for any director or former director of the company or of any associated company insurance against any liability to the extent permitted by relevant legislation. Article 143 of the Company’s Articles of Association further provides that no director or former director of the Company or of any associated company shall be accountable to the Company or its members for any benefit provided pursuant to such article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.
The Company has agreed with their directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of the director or officer being an officer and/or director of the Company and any of the Company’s subsidiaries from time to time.
The Company maintains directors’ and officers’ liability insurance relating to certain liabilities of the Company and its subsidiaries, that its directors and officers may incur in such capacity.
Sections 232 to 236 of the U.K. Companies Act 2006 (as amended) provide as follows:
“232. Provisions protecting directors from liability
(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —
(a)
section 233 (provision of insurance),

(b)
section 234 (qualifying third party indemnity provision), or

(c)
section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233. Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
234. Qualifying third party indemnity provision
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against —
(a)
any liability of the director to pay —

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)
any liability incurred by the director —

(i)
in defending criminal proceedings in which he is convicted, or

(ii)
in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)
in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5) For this purpose —
(a)
a conviction, judgment or refusal of relief becomes final —

(i)
if not appealed against, at the end of the period for bringing an appeal, or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)
an appeal is disposed of —

(i)
if it is determined and the period for bringing any further appeal has ended, or

(ii)
if it is abandoned or otherwise ceases to have effect.

(6) The references in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661 (3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
235. Qualifying pension scheme indemnity provision
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against —
(a)
any liability of the director to pay —

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)
any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose —
(a)
a conviction becomes final —

(i)
if not appealed against, at the end of the period for bringing an appeal, or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)
an appeal is disposed of —

(i)
if it is determined and the period for bringing any further appeal has ended, or

(ii)
if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.
236. Qualifying indemnity provision to be disclosed in directors’ report
(1) This section requires disclosure in the directors’ report of —
(a)
qualifying third party indemnity provision, and

(b)
qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”
(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.
(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”
Section 1157 of the U.K. Companies Act 2006 (as amended) provides as follows:
“1157. Power of court to grant relief in certain cases:
(1) If in proceedings for negligence, default, breach of duty or breach of trust against —
(a)
an officer of a company, or

(b)
a person employed by a company as auditor (whether he is or is not an officer of the company).

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —
(a)
he may apply to the court for relief, and

(b)
the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust, had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”
Item 9.   Exhibits
Reference is made to the Index to Exhibits included herewith which is incorporated herein by reference.
Item 10.   Undertakings
Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent. change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act, each filing of Haleon’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Guaranteed Debt Securities.*
1.2	Form of Underwriting Agreement for Ordinary Shares.*
1.3	Form of Underwriting Agreement for Sales by the Selling Securityholders.*
4.1	Form of Indenture among Haleon US Capital LLC, Haleon UK Capital plc, Haleon plc and Deutsche Bank Trust Company Americas.
4.2	Form of Debt Securities for Haleon US Capital LLC and Haleon UK Capital plc and Guarantees relating thereto (included in Exhibit 4.1).
4.3	Articles of Association of Haleon plc dated May 31, 2022 (incorporated by reference to Exhibit 1.1 to the Annual Report and Form 20-F (File No. 001-41411) filed with the Securities and Exchange Commission on March 20, 2023).
4.4	Form of Deposit Agreement, among the Registrant, JPMorgan Chase Bank, N.A., as Depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 2.1 to the Annual Report and Form 20-F (File No. 001-41411) filed with the Securities and Exchange Commission on March 20, 2023).
5.1	Opinion of Freshfields Bruckhaus Deringer LLP, English solicitors to Haleon plc and Haleon UK Capital plc, as to the validity of the Debt Securities of Haleon UK Capital plc, the Guarantees and the Ordinary Shares.
5.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Haleon US Capital LLC, Haleon UK Capital plc and Haleon plc, as to the validity of the Debt Securities and the Guarantees.
8.1	Opinion of Freshfields Bruckhaus Deringer LLP, English solicitors to Haleon plc and Haleon UK Capital plc, as to certain matters of U.K. taxation.
8.2	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Haleon US Capital LLC, Haleon UK Capital plc and Haleon plc, as to certain matters of U.S. taxation.
22	List of Issuers of Guaranteed Securities.
23.1	Consent of Deloitte LLP.
23.2	Consent of KPMG LLP US.
23.3	Consent of Freshfields Bruckhaus Deringer LLP, English solicitors to Haleon plc and Haleon UK Capital plc (included in Exhibits 5.1 and 8.1).
23.4	Consent of Sullivan & Cromwell LLP, U.S. counsel to Haleon US Capital LLC, Haleon UK Capital plc and Haleon plc (included in Exhibits 5.2 and 8.2).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
107	Filing Fee Table.

*
To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weybridge, England, on July 3, 2023.
HALEON PLC
By:
/s/ Amanda Mellor

Name: Amanda Mellor
Title:   Company Secretary
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Amanda Mellor (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 3, 2023 by the following persons in the capacities indicated:
Signature	Title
/s/ Brian McNamara Brian McNamara	Chief Executive Officer and Executive Director (Principal Executive Officer)
/s/ Tobias Hestler Tobias Hestler	Chief Financial Officer and Executive Director (Principal Financial Officer)
/s/ Scott Bourgeois Scott Bourgeois	Principal Accounting Officer
/s/ Dave Lewis Dave Lewis	Non-Executive Chair

Signature	Title
/s/ Deirdre Mahlan Deirdre Mahlan	Non-Executive Director
Marie-Anne Aymerich	Non-Executive Director
/s/ Asmita Dubey Asmita Dubey	Non-Executive Director
/s/ Vivienne Cox Vivienne Cox	Non-Executive Director
/s/ Tracy Clarke Tracy Clarke	Non-Executive Director
/s/ Bryan Supran Bryan Supran	Non-Executive Director
/s/ Manvinder Singh (Vindi) Banga Manvinder Singh (Vindi) Banga	Non-Executive Director
/s/ David Denton David Denton	Non-Executive Director
/s/ Charles Atkinson Charles Atkinson	Authorized Representative in the United States of America

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Haleon US Capital LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warren, New Jersey on July 3, 2023.
HALEON US CAPITAL LLC
By:
/s/ Gregory Tole

Name: Gregory Tole
Title:   Vice President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each person listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on July 3, 2023.
Name	Title
/s/ Gregory Tole Gregory Tole	Vice President and Secretary
/s/ Charles David Simpson Charles David Simpson	Vice President and Treasurer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Haleon UK Capital plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 3, 2023.
HALEON UK CAPITAL PLC
By:
/s/ Michael Rowe

Name: Michael Rowe
Title:   Director and Group Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Tobias Hestler and Michael Rowe (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on July 3, 2023.
Name	Title
/s/ Michael Rowe Michael Rowe	Director and Group Treasurer
/s/ Matthew Conacher Matthew Conacher, for and on behalf of Haleon UK Corporate Director Limited	Corporate Director
/s/ Matthew Conacher Matthew Conacher, for and on behalf of Haleon UK Corporate Secretary Limited	Corporate Director
/s/ Charles Atkinson Charles Atkinson	Authorized Representative in the United States of America